Exhibit 10.2

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF STEADFAST APARTMENT REIT III OPERATING PARTNERSHIP, L.P.

Dated July 25, 2016

1

i

ii

iii

AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF STEADFAST APARTMENT REIT III OPERATING PARTNERSHIP, L.P.

THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF STEADFAST APARTMENT REIT III OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Partnership”), dated as of July 25, 2016 (the “Effective Date”), is entered into by and among Steadfast Apartment REIT III, Inc., a Maryland corporation holding the sole general interest in the Partnership (the “General Partner”), and Steadfast Apartment Advisor III, LLC, a Delaware limited liability company, holding a special limited partner interest in the Partnership (the “Special Limited Partner”), together with any other Persons who become Partners in the Partnership as provided herein.
WHEREAS, the General Partner and the Special Limited Partner entered into that certain Agreement of Limited Partnership of Steadfast Apartment REIT III Operating Partnership, L.P. (the “Initial Agreement”), dated as of July 29, 2015 (the “Initial Agreement Date”); and
WHEREAS, the General Partner and the Special Limited Partner desire to amend and restate the Initial Agreement as set forth herein.
NOW, THEREFORE, BE IT RESOLVED, that for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1

DEFINED TERMS
Section 1.1    Definitions.
The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.
“2015 Budget Act” has the meaning set forth in Section 10.3A.
“Act” means the Delaware Revised Uniform Limited Partnership Act (6 Del. C. Section 17-101 et seq.), as it may be amended from time to time, and any successor to such statute.
“Additional Funds” has the meaning set forth in Section 4.4A.
“Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.2 and who is shown as such on the books and records of the Partnership.
“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:
(a)    such deficit shall be decreased by any amounts which such Partner is obligated to restore pursuant to this Agreement or is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(i)(5) and 1.704-2(g)(1); and

(b)    such deficit shall be increased by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).
The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.  A positive balance in a Partner’s Capital Account, after giving effect to the adjustments described above in clauses (i) and (ii), is referred to in this Agreement as an “Adjusted Capital Account Balance.”
“Adjusted Market Value” means the value calculated based on the average market value of the shares of Common Stock issued and outstanding at Listing over the thirty (30) trading days beginning one hundred eighty (180) days after the shares of Common Stock are first listed or included for quotation.
“Advisor” means Steadfast Apartment Advisor III, LLC, a Delaware limited liability company.
“Advisory Agreement” means that certain Advisory Agreement between the Advisor and the General Partner entered into contemporaneously with this Agreement.
“Affected Gain” has the meaning set forth in subparagraph 4(b) of Exhibit B.
“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person.  Control of any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agreement” means this Amended and Restated Agreement of Limited Partnership, as it may be amended, modified, supplemented or restated from time to time.
“Appraisal” means with respect to any assets, the opinion of an independent third party experienced in the valuation of similar assets, selected by the General Partner in good faith; such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as set by the General Partner is fair, from a financial point of view, to the Partnership.
“Assignee” means a Person to whom one or more OP Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.
“Available Cash” means, with respect to the applicable period of measurement (i.e., any period (other than the first period in which this calculation of Available Cash is being made) beginning on the first day of the fiscal year, quarter or other period commencing immediately after the last day of the fiscal year, quarter or other applicable period for purposes of the prior calculation of Available Cash for or with respect to which a distribution has been made, and ending on the last day of the fiscal year, quarter or other applicable period immediately preceding the date of the calculation), the excess, if any, as of such date, of
(a)    the gross cash receipts of the Partnership for such period from all sources whatsoever, including the following:
(i)    all rents, revenues, income and proceeds derived by the Partnership from its operations, including distributions received by the Partnership from any Entity in which the Partnership has an interest;

(ii)    all proceeds and revenues received by the Partnership on account of any sales of any Partnership property or as a refinancing of or payment of principal, interest, costs, fees, penalties or otherwise on account of any borrowings or loans made by the Partnership or financings or refinancings of any property of the Partnership;
(iii)    the amount of any insurance proceeds and condemnation awards received by the Partnership;
(iv)    all capital contributions and loans received by the Partnership from its Partners;
(v)    all cash amounts previously reserved by the Partnership, to the extent such amounts are no longer needed for the specific purposes for which such amounts were reserved; and
(vi)    the proceeds of liquidation of the Partnership’s property in accordance with this Agreement;
over
(b)    the sum of the following:
(i)    all operating costs and expenses, including taxes and other expenses of the properties directly and indirectly held by the Partnership and capital expenditures made during such period (without deduction, however, for any capital expenditures, charges for Depreciation or other expenses not paid in cash or expenditures from reserves described in clause (viii) below);
(ii)    all costs and expenses expended or paid during such period in connection with the sale or other disposition, or financing or refinancing, of the property directly or indirectly held by the Partnership or the recovery of insurance or condemnation proceeds;
(iii)    all fees provided for under this Agreement;
(iv)    all debt service, including principal and interest, paid during such period on all indebtedness (including under any line of credit) of the Partnership;
(v)    all capital contributions, advances, reimbursements, loans or similar payments made to any Person in which the Partnership has an interest;
(vi)    all loans made by the Partnership in accordance with the terms of this Agreement;
(vii)    all reimbursements to the General Partner or its Affiliates during such period; and
(viii)    the amount of any new reserve or reserves or increase in reserves established during such period which the General Partner determines is necessary or appropriate in its sole and absolute discretion.
Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to be closed.
“Capital Account” means with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:
(a)    to each Partner’s Capital Account there shall be credited;
(i)    such Partner’s Capital Contributions;
(ii)    such Partner’s distributive share of Net Income, Net Property Gain and any items in the nature of income or gain which are specially allocated to such Partner pursuant to paragraphs 1 and 2 of Exhibit B; and
(iii)    the amount of any Partnership liabilities assumed by such Partner or which are secured by any asset distributed to such Partner;
(b)    to each Partner’s Capital Account there shall be debited;
(i)    the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement;
(ii)    such Partner’s distributive share of Net Losses, Net Property Loss and any items in the nature of expenses or losses which are specially allocated to such Partner pursuant to paragraphs 1 and 2 of Exhibit B ; and
(iii)    the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any asset contributed by such Partner to the Partnership; and
(c)    if all or a portion of a Partnership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Partnership Interest.
The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Sections 1.704-1(b) and 1.704-2 of the Regulations, and shall be interpreted and applied in a manner consistent with such Regulations. If the General Partner shall reasonably determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities which are secured by contributed or distributed assets or which are assumed by the Partnership, the General Partner or any Limited Partner) are computed in order to comply with such Regulations, the General Partner may make such modification; provided, that, all allocations of Partnership income, gain, loss and deduction continue to have “substantial economic effect” within the meaning of Section 704(b) of the Code and that no Limited Partner is materially adversely affected by any such modification.
“Capital Contribution” means, with respect to any Partner, any cash, cash equivalents or the Gross Asset Value of property (net of any liabilities secured by contributed property that the Partnership is considered to assume or take subject to under Section 752 of the Code) which such Partner contributes or is deemed to contribute to the Partnership pursuant to Article 4 hereof.

“Capital Transaction” means any transaction outside the ordinary course of the Partnership’s business involving the sale, exchange, other disposition, or refinancing of any Partnership asset.
“Cash Amount” means, with respect to any OP Units subject to a Redemption, an amount of cash equal to the Deemed Partnership Interest Value attributable to such OP Units.
“Cash Available for Distribution” means, the Available Cash other than Available Cash attributable to a Capital Transaction.
“Certificate” means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Secretary of the State of the State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.
“Change of Control” shall be deemed to have occurred at such time as (i) the date a “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of voting stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of voting stock representing more than 50% of the total voting power of the total voting stock of the General Partner; (ii) the date the General Partner sells, transfers or otherwise disposes of all or substantially all of its assets; or (iii) the date of the consummation of a merger or share exchange of the General Partner with another entity where the General Partner’s stockholders immediately prior to the merger or share exchange would not beneficially own, immediately after the merger or share exchange, shares representing 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate group vote) to which all stockholders of the corporation issuing cash or securities in the merger or share exchange would be entitled in the election of directors, or where members of the board of directors of the General Partner immediately prior to the merger or share exchange would not immediately after the merger or share exchange constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or share exchange.
“Change of Control Event” means (i) the date on which another Person acquires more than fifty percent (50%) of the aggregate ordinary voting power represented by the equity securities of the General Partner by purchase or by merger provided that the indirect ownership of the General Partner immediately after the acquisition differs from the direct ownership of the General Partner immediately before the acquisition by more than a de minimis amount; or (ii) the date on which the General Partner merges with another Person provided that the ownership of the entity surviving the merger immediately after the merger differs from the ownership of the General Partner immediately before the merger by more than a de minimis amount.
“Charter” means the Second Articles of Amendment and Restatement of the General Partner filed with the State Department of Assessments and Taxation of Maryland on May 16, 2016, as amended or restated from time to time.
“Class” means a class of REIT Shares or OP Units, as the context may require.
“Class A OP Unit” means an OP Unit entitling the holder thereof to the rights of a holder of a Class A OP Unit as provided in this Agreement.
“Class A REIT Shares” means the REIT Shares classified as “Class A Common Stock” in the Charter.

“Class R OP Unit” means an OP Unit entitling the holder thereof to the rights of a holder of a Class R OP Unit as provided in this Agreement.
“Class R REIT Shares” means the REIT Shares classified as “Class R Common Stock” in the Charter.
“Class T OP Unit” means an OP Unit entitling the holder thereof to the rights of a holder of a Class T OP Unit as provided in this Agreement.
“Class T REIT Shares” means the REIT Shares classified as “Class T Common Stock” in the Charter.
“Code” means the Internal Revenue Code of 1986, as amended from time to time or any successor statute thereto.  Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.
“Common Stock” means the common stock of the General Partner, $0.01 par value per share. Common Stock may be issued in one or more classes or series in accordance with the terms of the Charter. If, at any time, there is more than one class or series of Common Stock, the term “Common Stock” shall, as the context requires, be deemed to refer to the class or series of Common Stock that correspond to the class or series of Partnership Interests for which the reference to Common Stock is made.
“Consent” means the consent to, approval of, or vote on a proposed action by a Partner given in accordance with Article 14.
“Consent of the Limited Partners” means the Consent of a Majority in Interest of the Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by a Majority in Interest of the Limited Partners, unless otherwise expressly provided herein, in their sole and absolute discretion.
“Consent of the Partners” means the Consent of Partners holding Percentage Interests that in the aggregate are equal to or greater than fifty percent (50%) of the aggregate Percentage Interests of all Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by such Partners, in their sole and absolute discretion.
“Constructively Own” means ownership under the constructive ownership rules described in the Charter.
“Contributed Property ” means each property, partnership interest, contract right or other asset, in such form as may be permitted by the Act, contributed or deemed contributed to the Partnership by any Partner, including any interest in any successor partnership occurring as a result of a termination of the Partnership pursuant to Section 708 of Code.
“Dealer Manager” means Steadfast Capital Markets Group, LLC (or any successor thereto) or such other Person or entity selected by the board of directors of the General Partner to act as the dealer manager for an Offering.
“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds, guarantees and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized.
“Deemed Partnership Interest Value” means, as of any date with respect to any class of Partnership Interests, the Deemed Value of the Partnership Interests of such class multiplied by the Partner’s relative Percentage Interest of such class.
“Deemed Value of the Partnership Interests” means, as of any date with respect to any class or series of Partnership Interests, (i) the total number of OP Units of the General Partner issued and outstanding as of the close of business on such date multiplied by the Fair Market Value determined as of such date of a share of common stock of the General Partner which corresponds to such Partnership Interest, as adjusted (x) pursuant to Section 7.5 (in the event the General Partner acquires material assets, other than on behalf of the Partnership) and (y) for stock dividends and distributions, stock splits and subdivisions, reverse stock splits and combinations, distribution of warrants or options and distributions of evidences of indebtedness or assets not received by the General Partner pursuant to a pro rata distribution by the Partnership; (ii) divided by the Percentage Interest of the General Partner on such date; provided, that if no outstanding shares of capital stock of the General Partner correspond to a class or series of Partnership Interests, the Deemed Value of the Partnership Interests with respect to such class or series shall be equal to an amount reasonably determined by the General Partner.
“Depreciation” means, with respect to any asset of the Partnership for any fiscal year or other period, the depreciation, depletion, amortization or other cost recovery deduction, as the case may be, allowed or allowable for federal income tax purposes in respect of such asset for such fiscal year or other period; provided, however, that except as otherwise provided in Section 1.704-2 of the Regulations, if there is a difference between the Gross Asset Value (including the Gross Asset Value, as increased pursuant to paragraph (d) of the definition of Gross Asset Value) and the adjusted tax basis of such asset at the beginning of such fiscal year or other period, Depreciation for such asset shall be an amount that bears the same ratio to the beginning Gross Asset Value of such asset as the federal income tax depreciation, depletion, amortization or other cost recovery deduction for such fiscal year or other period bears to the beginning adjusted tax basis of such asset; provided further, however, that if the federal income tax depreciation, depletion, amortization or other cost recovery deduction for such asset for such fiscal year or other period is zero, Depreciation of such asset shall be determined with reference to the beginning Gross Asset Value of such asset using any reasonable method selected by the General Partner.
“Distribution Date” has the meaning set forth in Section 5.1A.
“Effective Date” has the meaning set forth in the introduction.
“Entity” means any general partnership, limited partnership, corporation, joint venture, trust, business trust, real estate investment trust, limited liability company, limited liability partnership, cooperative or association.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder and any successor statute thereto.

“Fair Market Value” means, with respect to any share of capital stock of the General Partner, (i) if such shares are listed or admitted to trading on any securities exchange or automated quotation system, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the date with respect to which “Fair Market Value” must be determined hereunder or, if such date is not a Business Day, the immediately preceding Business Day, using as the market price for each such trading day the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, or (ii) if such shares are not listed or admitted to trading on any securities exchange or automated quotation system, the price at which such shares are then being offered to the public pursuant to any public offering of the General Partner minus the maximum selling commissions and dealer manager fee allowed in the Offering or pursuant to its distribution reinvestment plan (before giving effect to any discounts in effect and made available to participants in such plan); provided that, if there is no ongoing public offering or if the General Partner is not then offering its shares pursuant to a distribution reinvestment plan, the Fair Market Value of such shares shall be determined by the General Partner acting in good faith on the basis of the most recent, publicly reported net asset value of the General Partner and other information as it considers, in its reasonable judgment, appropriate.  In the event the REIT Shares Amount for such shares includes rights that a holder of such shares would be entitled to receive, then the Fair Market Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate; and provided, further that, in connection with determining the Deemed Value of the Partnership Interests for purposes of determining the number of additional OP Units issuable upon a Capital Contribution funded by an underwritten public offering of shares of capital stock of the General Partner, the Fair Market Value of such shares shall be the public offering price per share of such class of capital stock sold.  Notwithstanding the foregoing, the General Partner in its reasonable discretion may use a different “Fair Market Value” for purposes of making the determinations under subparagraph (b) of the definition of “Gross Asset Value” and in connection with the contribution of Property or cash to the Partnership by a third party, provided such value shall be based upon the value per REIT Share (or per OP Unit) agreed upon by the General Partner and such third party for purposes of such contribution.
“Flow Through Entity” has the meaning set forth in Section 3.4E(5).
“General Partner” has the meaning set forth in the introduction.
“General Partner Interest” means a Partnership Interest held by the General Partner.  A General Partner Interest may be expressed as a number of OP Units.
“GP Put Right” has the meaning set forth in Section 11.7
“Gross Asset Value” means, with respect to any asset of the Partnership, such asset’s adjusted basis for federal income tax purposes, except as follows:
(a)    the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, without reduction for liabilities, as determined by the contributing Partner and the Partnership on the date of contribution thereof;
(b)    if the General Partner determines that an adjustment is necessary or appropriate to reflect the relative economic interests of the Partners, the Gross Asset Values of all Partnership assets shall be adjusted in accordance with Sections 1.704-1(b)(2)(iv)(f) and (g) of the Regulations to equal their respective gross fair market values, without reduction for liabilities, as reasonably determined by the General Partner, as of the following times:

(i)    a Capital Contribution (other than a de minimis Capital Contribution) to the Partnership by a new or existing Partner as consideration for a Partnership Interest;
(ii)    the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership assets as consideration for the repurchase or redemption of a Partnership Interest;
(iii)    the liquidation of the Partnership within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations; and
(iv)    the grant of an interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity, or by a new Partner acting in a partner capacity or in anticipation of becoming a Partner;
(c)    the Gross Asset Values of Partnership assets distributed to any Partner shall be the gross fair market values of such assets (taking Section 7701(g) of the Code into account) without reduction for liabilities, as determined by the General Partner as of the date of distribution; and
(d)    the Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations (as set forth in Exhibit B); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (d) to the extent that the General Partner determines that an adjustment pursuant to paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).
At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Partnership’s assets for purposes of computing Net Income and Net Loss.
“Gross Proceeds” means the aggregate purchase price of all shares of Common Stock sold for the account of the General Partner through an Offering, without deduction for sales commissions, dealer manager fees, distribution and shareholder servicing fees or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any share of Common Stock for which reduced sales commissions, dealer manager fees or distribution and shareholder servicing fees are paid to the Dealer Manager or a participating broker-dealer (where net proceeds to the General Partner are not reduced) shall be deemed to be the full amount of the offering price per share of Common Stock pursuant to the Registration Statement for such Offering without reduction.
“Immediate Family Member” means, with respect to any natural Person, such natural Person’s estate or heirs or current spouse or former spouse, parents, parents-in-law, children (whether natural, adopted or by marriage), siblings and grandchildren and any trust or estate, all of the beneficiaries of which consist of such Person or such Person’s spouse or former spouse, parents, parents-in-law, children, siblings or grandchildren.
“Incapacity” or “Incapacitated” means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him or her incompetent to manage his or her Person or his or her estate; (ii) as to any corporation that is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership that is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate that is a Partner, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any trustee of a trust that is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner.  For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) is not vacated within ninety (90) days after the expiration of any such stay.
“Included Assets” has the meaning set forth in Section 5.1(D)(2)(a).
“Indemnitee” means (i) any Person subject to a claim or demand or made or threatened to be made a party to, or involved or threatened to be involved in, an action, suit or proceeding by reason of his or her status as (A) the General Partner or (B) a director, officer or employee of the Partnership or the General Partner, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.
“Initial Agreement” has the meaning set forth in the recitals.
“Initial Agreement Date” has the meaning set forth in the recitals.
“Investment Liquidity Amount” has the meaning set forth in Section 5.1E.
“Investment Liquidity Event” means a liquidation or the sale of all or substantially all the Investments (regardless of the form in which such sale shall occur, including through a merger or sale of stock or other interests in an entity, and regardless of whether such transaction is taxable or tax-free). For the avoidance of doubt, an Investment Liquidity Event includes a Business Combination and a Transaction (including a merger in which the General Partner is the surviving entity).
“Investment Liquidity Note” has the meaning set forth in Section 5.1E.
“Investments” means investments made by the Partnership, directly or indirectly, in a Property, Loan or Other Permitted Investment Asset.
“IRS” means the United States Internal Revenue Service.
“Limited Partner” means any Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.

“Limited Partner Interest” means a Partnership Interest of a Limited Partner representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.  A Limited Partner Interest may be expressed as a number of OP Units.
“Liquidating Event” has the meaning set forth in Section 13.1.
“Liquidating Gain” means net capital gain realized in connection with an actual or hypothetical Capital Transaction, including the amount of any adjustment of the Gross Asset Value of any Real Estate Asset which requires that the Capital Accounts of the Partners be adjusted pursuant to Sections 1.704-1(b)(2)(iv)(e), (f) and (g) of the Regulations.
“Liquidator” has the meaning set forth in Section 13.2A.
“Liquidity Event” means the first to occur of the following: (i) an OP Unit Transaction, (ii) a Listing, or (iii) a Termination Without Cause.
“Listing” means the listing of the shares of Common Stock on a national securities exchange.
“Listing Amount” has the meaning set forth in Section 5.1C.
“Listing Note” has the meaning set forth in Section 5.1C.
“Loans” means notes and other evidences of indebtedness or obligations acquired, originated or entered into, directly or indirectly, by the Partnership as lender, noteholder, participant, note purchaser or other capacity, including but not limited to first or subordinate mortgage loans, construction loans, development loans, loan participations, loans secured by capital stock or any other assets or form of equity interest and any other type of loan or financial arrangement, such as providing or arranging for letters of credit, providing guarantees of obligations to third parties, or providing commitments for loans.  Loans shall not include leases which are not recognized as leases for federal income tax reporting purposes.
“Majority in Interest of the Limited Partners” means Limited Partners holding in the aggregate Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of all Limited Partners.
“Net Income” or “Net Loss” means, for each fiscal year or other applicable period, an amount equal to the Partnership’s taxable income or loss for such year or period as determined for federal income tax purposes by the General Partner, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) of the Code shall be included in taxable income or loss), adjusted as follows:
(a)    by including as an item of gross income any tax-exempt income received by the Partnership and not otherwise taken into account in computing Net Income or Net Loss;
(b)    by treating as a deductible expense any expenditure of the Partnership described in Section 705(a)(2)(B) of the Code (or which is treated as a Section 705(a)(2)(B) expenditure pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations) and not otherwise taken into account in computing Net Income or Net Loss, including amounts paid or incurred to organize the Partnership (unless an election is made pursuant to Section 709(b) of the Code) or to promote the sale of interests in the Partnership and by treating deductions for any losses incurred in connection with the sale or exchange of Partnership property disallowed pursuant to Section 267(a)(1) or 707(b) of the Code as expenditures described in Section 705(a)(2)(B) of the Code;
(c)    by taking into account Depreciation in lieu of depreciation, depletion, amortization and other cost recovery deductions taken into account in computing taxable income or loss;
(d)    by computing gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes by reference to the Gross Asset Value of such property rather than its adjusted tax basis;
(e)    if an adjustment of the Gross Asset Value of any Partnership asset which requires that the Capital Accounts of the Partners be adjusted pursuant to Sections 1.704-1(b)(2)(iv)(e), (f) and (g) of the Regulations, by taking into account the amount of such adjustment as if such adjustment represented additional Net Income or Net Loss pursuant to Exhibit B;
(f)    by excluding Net Property Gain and Net Property Loss; and
(g)    by not taking into account in computing Net Income or Net Loss items separately allocated to the Partners pursuant to paragraphs 2 and 3 of Exhibit B.
“Net Investment” means (i) as it relates to the Stockholders, the total amount of Gross Proceeds raised in the Offering; and (ii) as it relates to the Limited Partners (other than the General Partner in its capacity as a Limited Partner) the total amount of Capital Contributions.
“Net Investment Balance” means the excess, if any, of: (a) the Net Investment, over (b) in each case, without duplication, (i) as it relates to the Stockholders, all prior distributions to Stockholders of net sale proceeds and any amounts paid by the General Partner to repurchase shares of Common Stock pursuant to the General Partner’s plan for redemption of Common Stock or otherwise; and (ii) as it relates to the Limited Partners, all distributions pursuant to Section 5.1B(1) (other than distributions to the General Partner in its capacity as a Limited Partner), and all proceeds or property used to redeem Limited Partner Interests (except those held directly or indirectly the General Partner).
“Net Property Gain” or “Net Property Loss” means, for each fiscal year or other applicable period, an amount equal to the Partnership’s taxable gain or loss for such year or period from Sales, including the amount of any adjustment of the Gross Asset Value of any Real Estate Asset which requires that the Capital Accounts of the Partners be adjusted pursuant to Sections 1.704-1(b)(2)(iv)(e), (f) and (g) of the Regulations. For these purposes, the Gross Asset Value of the Real Estate Assets shall reflect the market capitalization of the General Partner (increased by the amount of any Partnership liabilities).
“Net Sale Proceeds” means the net cash proceeds realized from an Investment Liquidity Event after deduction of all expenses incurred in connection with an Investment Liquidity Event, including dispositions fees, or from the prepayment, maturity, workout or other settlement of any loan or other investment.
“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase REIT Shares or other shares of common stock of the General Partner, or (ii) any Debt issued by the General Partner that provides any of the rights described in clause (i).
“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).
“Note” means a non-interest bearing promissory note. The Partnership shall be the sole obligor with respect to any Note, and may pay at its discretion all or a portion of such Note in Class A REIT Shares, which may or may not be registered under the Securities Act of 1933, as amended, or cash. Any Note shall not represent an indebtedness of the Partnership, but rather shall be evidence of a distribution obligation of the Partnership to the Special Limited Partner pursuant to the terms of Section 5.1.
“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit C to this Agreement.
“Offer” has the meaning set forth in Section 11.2C.
“Offering” means the public offering of shares of Common Stock pursuant to the Registration Statement on Form S-11.
“OP Unit” means a Partnership Unit which is designated as an OP Unit of the Partnership.
“OP Unit Transaction” means, in connection with an OP Unit, a transaction to which the Partnership or the General Partner shall be a party, including, a Transaction, a merger, consolidation, unit exchange, self-tender offer for all or substantially all OP Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets (but excluding any transaction which constitutes an Adjustment Event and any merger in which the General Partner is the surviving entity) in each case as a result of which OP Units shall be exchanged for or converted into the right, or the holders of such OP Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof.
“Other Permitted Investment Asset” means assets, other than cash, cash equivalents, short term bonds, auction rate securities and similar short term investments, acquired by the Partnership for investment purposes that is not a Loan or a Property and is consistent with the investment objectives and policies of the Partnership.
“Partner” means a General Partner, a Special Limited Partner, or a Limited Partner, and “Partners” means the General Partner, the Special Limited Partner and the Limited Partners.
“Partner Nonrecourse Debt” has the meaning set forth in Section 1.704-2(b)(4) of the Regulations.
“Partner Nonrecourse Debt Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.
“Partner Nonrecourse Deductions” has the meaning set forth in Sections 1.704-2(i)(1) and (2) of the Regulations, and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership taxable year shall be determined in accordance with the rules of Section 1.704-2(i)(2) of the Regulations.
“Partnership” shall have the meaning set forth in the introduction.

“Partnership Interest” means an ownership interest in the Partnership of a Partner, or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.
“Partnership Minimum Gain” shall have the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).
“Partnership Record Date” means the record date established by the General Partner for the distribution of Available Cash pursuant to Section 5.1 which record date shall be the same as the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution.
“Partnership Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder. Partnership Units consist of OP Units and any classes or series of Partnership Units established after the date hereof. The number of Partnership Units outstanding and the Percentage Interests in the Partnership represented by such Partnership Units are set forth in Exhibit A, as such Exhibit may be amended from time to time.
“Partnership Year” means the fiscal year of the Partnership, which shall be the calendar year.
“Percentage Interest” means, as to a Partner, the fractional part of the Partnership Interests owned by such Partner and expressed as a percentage as specified in Exhibit A, as such Exhibit may be amended and adjusted from time to time by the General Partner.
“Person” means an individual, corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.
“Plan Asset Regulation” means the regulations promulgated by the United States Department of Labor in Title 29, Code of Federal Regulations, Part 2510, Section 101.3, and any successor regulations thereto.
“Pledge” shall have the meaning set forth in Section 11.3A.
“Precontribution Gain” has the meaning set forth in subparagraph 4(c) of Exhibit B.
“Priority Return” means a 6% cumulative, non-compounded, pre-tax annual return (based on a 365-day year).
“Priority Return Balance” means, as of any date, the excess, if any, of (a) a Priority Return from the Initial Agreement Date until such Distribution Date on the Total Investment Amount, over (b) distributions made under Sections 5.1A and 5.1B(2). For purposes of calculating the Priority Return Balance, the aggregate of all Capital Contributions shall be deemed to have been invested collectively on one date, the aggregate average investment date, being a day of a month determined by the average weighted month of all Common Stock sold on a monthly basis.

“Property” or “Properties” means a partial or entire interest in real property (including leasehold interests) and personal or mixed property connected therewith.  An Investment which obligates the Partnership to acquire a Property will be treated as a Property for purposes of this Agreement.
“Qualifying Party” means (a) an Additional Limited Partner; (b) an Immediate Family Member, or a lending institution as the pledgee of a Pledge, who is the transferee in a permitted transfer pursuant to Section 11.3; or (c) a Substituted Limited Partner succeeding to all or part of the Limited Partner Interest of (i) an Additional Limited Partner or (ii) an Immediate Family Member, or a lending institution who is the pledgee of a Pledge, who is the transferee in a permitted transfer pursuant to Section 11.3.
“Qualified REIT Subsidiary” means any Subsidiary of the General Partner that is a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code.
“Qualified Transferee” means an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act.
“Real Estate Assets” means any investment by the Partnership in unimproved and improved Real Property (including fee or leasehold interests, options and leases), directly, through one or more subsidiaries or through a joint venture.
“Real Property” means (i) land, (ii) rights in land (including leasehold interests), and (iii) any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.
“Redemption” has the meaning set forth in Section 8.6A.
“Registration Statement” means the Registration Statement on Form S-11 filed by the General Partner with the Securities and Exchange Commission, and any amendments thereof at any time made, relating to the Common Stock.
“Regulations” means the Treasury Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
“Regulatory Allocations” means the allocations set forth in paragraph 2 of Exhibit B
“REIT” means a real estate investment trust, as defined under Sections 856 through 860 of the Code.
“REIT Requirements” has the meaning set forth in Section 5.2.
“REIT Share” means a share of Common Stock, par value $0.01 per share, of the General Partner, including Class A REIT Shares, Class R REIT Shares and Class T REIT Shares.
“REIT Shares Amount” means, with respect to Tendered Units of a Class, as of any date, an aggregate number of the corresponding Class of REIT Shares equal to the number of Tendered Units of such Class, as adjusted (x) pursuant to Section 7.5 (in the event the General Partner acquires material assets, other than on behalf of the Partnership) and (y) for stock dividends and distributions, stock splits and subdivisions, reverse stock splits and combinations, distributions of rights, warrants or options, and distributions of evidences of indebtedness or assets relating to assets not received by the General Partner pursuant to a pro rata distribution by the Partnership.

“Safe Harbor” has the meaning set forth in Section 10.2B.
“Safe Harbor Election” has the meaning set forth in Section 10.2B.
“Safe Harbor Interests” has the meaning set forth in Section 10.2B.
“Sales” has the meaning set forth in the Charter.
“Section 7704 Safe Harbors” has the meaning set forth in Section 11.6F.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder and any successor statute thereto.
“Special Fees” means fees or expenses that are required or intended to be borne entirely or disproportionately by one or more particular Classes of OP Units, including but not limited to, selling commissions, dealer manager fees and distribution and shareholder servicing fees.
“Special Limited Partner” has the meaning set forth in the introduction.
“Special Limited Partner Interest” means a Partnership Interest held by the Special Limited Partner.  A Special Limited Partner Interest may be expressed as a number of OP Units, but only to the extent that the Special Limited Partner makes Capital Contributions to the Partnership.
“Specified Redemption Date” means the day of receipt by the General Partner of a Notice of Redemption.
“Stockholder” means a holder of Common Stock.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.
“Subsidiary Partnership” means any partnership or limited liability company that is a Subsidiary of the Partnership.
“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4.
“Surviving General Partner” has the meaning set forth in Section 11.2D.
“Tax Allocations” means the allocations set forth in paragraph 4 of Exhibit B.
“Tax Items” has the meaning set forth in subparagraph 4(a) of Exhibit B.
“Tenant” means any tenant from whom the General Partner derives rent either directly or indirectly through partnerships, including the Partnership, or Qualified REIT Subsidiaries.
“Tendered Units” has the meaning set forth in Section 8.6A.
“Tendering Partner” has the meaning set forth in Section 8.6A.

“Termination” means the termination or non-renewal of the Advisory Agreement with or without cause.
“Termination Amount” means the Termination Liquidity Amount, the Termination Listing Amount or the amount distributable pursuant to Section 5.1D(1).
“Termination Date” means the date of Termination.
“Termination Liquidity Amount” has the meaning set forth in Section 5.1D(2)(b).
“Termination Listing Amount” has the meaning set forth in Section 5.1D(2)(a).
“Termination Note” has the meaning set forth in Section 5.1D(1).
“Termination Without Cause” means the termination of the Advisory Agreement as provided in the Advisory Agreement by the Independent Directors (as defined in the Advisory Agreement) of the General Partner without Cause (as defined in the Advisory Agreement).
“Total Investment Amount” means the amount equal to the original issue price paid by Stockholders in the Offering multiplied by the number of Common Stock issued in the Offering, reduced by the weighted average original issue price of the Common Stock sold in Public Offering (excluding the General Partner’s distribution reinvestment plan) multiplied by the total number of Common Stock repurchased by the General Partner pursuant to the General Partner’s share repurchase program.
“Transaction” has the meaning set forth in Section 11.2C.
“Value” means the Offering price for a share of Common Stock of the relevant class less any selling commissions and dealer manager fee that would be payable with respect to the sale of a share of such Common Stock until such time as the General Partner calculates its net asset value, in which case, such amount will be the per share net asset value of such class.
Certain additional terms and phrases have the meanings set forth in Exhibit B.
ARTICLE 2

ORGANIZATIONAL MATTERS
Section 2.1    Organization.
The Partnership is a limited partnership formed pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement.  Except as expressly provided herein, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act.  The Partnership Interest of each Partner shall be personal property for all purposes.
Section 2.2    Name.
The name of the Partnership is Steadfast Apartment REIT III Operating Partnership, L.P.  The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof.  The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires.  The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.
Section 2.3    Registered Office and Agent; Principal Office.
The name and address of the registered office and registered agent of the Partnership is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The principal office of the Partnership is located at 18100 Von Karman Avenue, Suite 500, Irvine, California 92612, or such other place as the General Partner may from time to time designate by notice to the other Partners.  The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.
Section 2.4    Power of Attorney.
A.    Each Limited Partner and each Assignee constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:
(1)    execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 11, Article 12, or Article 13 or the Capital Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and
(2)    execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.  Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article 14 or as may be otherwise expressly provided for in this Agreement.
B.    The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner’s or Assignee’s

OP Units and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives.  Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney.  Each Limited Partner or Assignee shall execute and deliver to the General Partner or any Liquidator, within fifteen (15) days after receipt of the General Partner’s or Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.
Section 2.5    Term.
The term of the Partnership commenced on the date of its formation and the Partnership shall have a perpetual existence unless it is dissolved pursuant to the provisions of Article 13 or as otherwise provided by law.
ARTICLE 3

PURPOSE
Section 3.1    Purpose and Business.
The purpose and nature of the business to be conducted by the Partnership is to (i) conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, (ii) enter into any partnership, joint venture or other similar arrangement to engage in any business described in the foregoing clause (i) or to own interests in any entity engaged, directly or indirectly, in any such business and (iii) do anything necessary or incidental to the foregoing; provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to be classified as a REIT for federal income tax purposes, unless the General Partner ceases to qualify as a REIT for reasons other than the conduct of the business of the Partnership.  In connection with the foregoing, and without limiting the General Partner’s right in its sole discretion to cease qualifying as a REIT, the Limited Partners acknowledge that the General Partner’s current status as a REIT inures to the benefit of all the Limited Partners and not solely the General Partner.
Section 3.2    Powers.
The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, grant guarantees and/or indemnities, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property; provided, however, notwithstanding anything to the contrary in this Agreement, the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the General Partner to continue to qualify as a REIT, (ii) absent the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, could subject the General Partner to any taxes under Section 857 or Section 4981 of the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities, unless any such action (or inaction) under the foregoing clauses (i), (ii) or (iii) shall have been specifically consented to by the General Partner in writing.
Section 3.3    Partnership only for Purposes Specified.
The Partnership shall be a partnership only for the purposes specified in Section 3.1, and this Agreement shall not be deemed to create a partnership among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1.  Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner.  No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.
Section 3.4    Representations and Warranties by the Parties.
A.    Each Partner that is an individual represents and warrants to each other Partner that (i) such Partner has the legal capacity to enter into this Agreement and perform such Partner’s obligations hereunder, (ii) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any agreement by which such Partner or any of such Partner’s property is or are bound, or any statute, regulation, order or other law to which such Partner is subject, (iii) such Partner is a “United States person” within the meaning of Section 7701(a)(30) of the Code, and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.
B.    Each Partner that is not an individual represents and warrants to each other Partner that (i) its execution and delivery of this Agreement and all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s), as the case may be, as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its certificate of limited partnership, partnership agreement, trust agreement, limited liability company operating agreement, charter or bylaws, as the case may be, any agreement by which such Partner or any of such Partner’s properties or any of its partners, beneficiaries, trustees or stockholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Partner or any of such Partner’s properties or any of its partners, trustees, beneficiaries or stockholders, as the case may be, is or are subject, (iii) such Partner is a “United States person” within the meaning of Section 7701(a)(30) of the Code and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.
C.    Each Partner represents, warrants, and agrees that it has acquired and continues to hold its interest in the Partnership for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances.  Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment.  Each Partner represents, warrants and agrees that such Partner is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act).
D.    Each Partner acknowledges that (i) the OP Units (and any REIT Shares that might be exchanged therefor) have not been registered under the Securities Act and may not be transferred unless they are subsequently registered under the Securities Act or an exemption from such registration is available (it being understood that the Partnership has no intention of so registering the OP Units), (ii) a restrictive legend in the form set forth in Exhibit D shall be placed on the certificates representing the OP Units, and (iii) a notation shall be made in the appropriate records of the Partnership indicating that the OP Units are subject to restrictions on transfer.
E.    Each Limited Partner further represents, warrants, covenants and agrees as follows:
(1)    at any time such Partner actually or Constructively Owns a 25% or greater capital interest or profits interest in the Partnership, it does not and will not, without the prior written consent of the General Partner, actually own or Constructively Own (a) with respect to any Tenant that is a corporation, any stock of such Tenant, and (b) with respect to any Tenant that is not a corporation, any interests in either the assets or net profits of such Tenant.
(2)    at any time such Partner actually or Constructively Owns a 25% or greater capital interest or profits interest in the Partnership, it does not, and agrees that it will not without the prior written consent of the General Partner, actually own or Constructively Own, any stock in the General Partner, other than any REIT Shares or other shares of capital stock of the General Partner such Partner may acquire as a result of an exchange of Tendered Units pursuant to Section 8.6, subject to the ownership limitations set forth in the General Partner’s Charter.
(3)    Upon request of the General Partner, it will disclose to the General Partner the amount of REIT Shares or other shares of capital stock of the General Partner that it actually owns or Constructively Owns.
(4)    It understands that if, for any reason, (a) the representations, warranties or agreements set forth in E(1) or E(2) above are violated, or (b) the Partnership’s actual or Constructive Ownership of REIT Shares or other shares of capital stock of the General Partner violates the limitations set forth in the Charter, then (x) some or all of the Redemption rights of the Partners may become non-exercisable, and (y) some or all of the REIT Shares owned by the Partners may be automatically transferred to a trust for the benefit of a charitable beneficiary, as provided in the Charter.
(5)    Without the consent of the General Partner, which may be given or withheld in its sole discretion, no Partner shall take any action that would cause the Partnership at any time to have more than 100 partners (including as partners those persons indirectly owning an interest in the Partnership through a partnership, limited liability company, S corporation or grantor trust (such entity, a “Flow Through Entity”), but only if substantially all of the value of such person’s interest in the Flow Through Entity is attributable to the Flow Through Entity’s interest (direct or indirect) in the Partnership).
F.    The representations and warranties contained in Section 3.4 shall survive the execution and delivery of this Agreement by each Partner and the dissolution and winding-up of the Partnership.
G.    Each Partner hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, which may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.
Section 3.5    Certain ERISA Matters.
Each Partner acknowledges that the Partnership is intended to qualify as a “real estate operating company” (as such term is defined in the Plan Asset Regulation).  The General Partner may structure investments in, relationships with and conduct with respect to Investments and any other assets of the Partnership so that the Partnership will be a “real estate operating company” (as such term is defined in the Plan Asset Regulation).
ARTICLE 4

CAPITAL CONTRIBUTIONS
Section 4.1    Capital Contributions of the Partners.
At the time of their respective execution of this Agreement, the Partners shall make or shall have made Capital Contributions as set forth in Exhibit A to this Agreement.  The Partners shall own OP Units of the class or series and in the amounts set forth in Exhibit A and shall have a Percentage Interest in the Partnership as set forth in Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately exchanges, redemptions, Capital Contributions, the issuance of additional OP Units or similar events having an effect on a Partner’s Percentage Interest.  Except as required by law, as otherwise provided in Sections 4.4, 4.5 and 10.5, or as otherwise agreed to by a Partner and the Partnership, no Partner shall be required or permitted to make any additional Capital Contributions or loans to the Partnership.
Section 4.2    Classes of Partnership Units.
The General Partner is hereby authorized to cause the Partnership to issue OP Units designated as Class A OP Units, Class R OP Units and Class T OP Units. Each such Class of OP Units shall have the rights and obligations attributed to that Class under this Agreement.
Section 4.3    Loans by Third Parties.
Subject to Section 4.4, the Partnership may incur Debt, or enter into other similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any further acquisition of Investments) with any Person that is not the General Partner upon such terms as the General Partner determines appropriate; provided that, the Partnership shall not incur any Debt that is recourse to the General Partner, except to the extent otherwise agreed to by the General Partner in its sole discretion.
Section 4.4    Additional Funding and Capital Contributions.
A.    General.  The General Partner may, at any time and from time to time determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition of additional Investments or for such other Partnership purposes as the General Partner may determine.  Additional Funds may be raised by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.4.  No Person shall have any preemptive, preferential or similar right or rights to subscribe for or acquire any Partnership Interest, except as set forth in this Section 4.4.
B.    Issuance of Additional Partnership Interests.  The General Partner, in its sole and absolute discretion, may raise all or any portion of the Additional Funds by accepting additional Capital Contributions of cash.  The General Partner may also accept additional Capital Contributions of real property or any other non-cash assets.  In connection with any such additional Capital Contributions (of cash or property) or events, the General Partner is hereby authorized to cause the Partnership from time to time to issue to Partners (including the General Partner) or other Persons (including, without limitation, in connection with the contribution of property to the Partnership) additional OP Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers, and duties, including rights, powers, and duties senior to then existing Limited Partner Interests, all as shall be determined by the General Partner in its sole and absolute discretion subject to Delaware law, and as set forth (if applicable) by amendment to this Agreement, including without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction, and credit to such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; and (iv) the right to vote, including, without limitation, the Limited Partner approval rights set forth in Section 11.2A; provided, that no such additional OP Units or other Partnership Interests shall be issued to the General Partner unless either (a)(1) the additional Partnership Interests are issued in connection with the grant, award, or issuance of shares of the General Partner pursuant to Section 4.4C below, which shares have designations, preferences, and other rights (except voting rights) such that the economic interests attributable to such shares are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner in accordance with this Section 4.4B, and (2) the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the net proceeds raised in connection with such issuance, or (b) the additional Partnership Interests are issued to all Partners holding Partnership Interests in the same class in proportion to their respective Percentage Interests in such class.  The General Partner’s determination that consideration is adequate shall be conclusive insofar as the adequacy of consideration relates to whether the Partnership Interests are validly issued and paid.  In the event that the Partnership issues additional Partnership Interests pursuant to this Section 4.4B, the General Partner shall make such revisions to this Agreement (including but not limited to the revisions described in Section 5.4 and Section 8.6) as it determines are necessary to reflect the issuance of such additional Partnership Interests.  Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue OP Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance of Partnership Interests is in the best interests of the Partnership.
C.    Issuance of REIT Shares or Other Securities by the General Partner.  The General Partner shall not issue any additional REIT Shares, other shares of capital stock of the General Partner or New Securities (other than REIT Shares issued pursuant to Section 8.6 or such shares, stock or securities pursuant to a dividend or distribution (including any stock split) to all of its stockholders or all of its stockholders who hold a particular class of stock of the General Partner) unless (i) the General Partner shall cause the Partnership to issue to the General Partner, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests thereof are substantially similar to those of the REIT Shares, other shares of capital stock of the General Partner or New Securities issued by the General Partner and (ii) the General Partner shall make a Capital Contribution of the net proceeds from the issuance of such additional REIT Shares, other shares of capital stock or New Securities, as the case may be, and from the exercise of the rights contained in such additional New Securities, as the case may be.  Without limiting the foregoing, the General

Partner is expressly authorized to issue REIT Shares of any Class (or combination of any Class), other shares of capital stock of the General Partner or New Securities for no tangible value or for less than fair market value, and the General Partner is expressly authorized to cause the Partnership to issue to the General Partner Partnership Interests of the corresponding Class, so long as (x) the General Partner concludes in good faith that such issuance of Partnership Interests is in the interests of the Partnership; and (y) the General Partner contributes all proceeds, if any, from such issuance and exercise to the Partnership.  In connection with the General Partner’s initial offering of REIT Shares, any other issuance of REIT Shares, other capital stock of the General Partner or New Securities, the General Partner shall contribute to the Partnership, any net proceeds raised in connection with such issuance; provided, that the General Partner may use a portion of the net proceeds from any offering to acquire OP Units or other assets (provided such other assets are contributed to the Partnership pursuant to the terms of this Agreement; and provided further that if the net proceeds actually received by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance then, except to the extent such net proceeds are used to acquire OP Units, the General Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount equal to the sum of the net proceeds of such issuance plus the amount of such underwriter’s discount and other expenses paid by the General Partner (which discount and expense shall be treated as an expense for the benefit of the Partnership for purposes of Section 7.4)).
Section 4.5    Other Contribution Provisions.
With the consent of the General Partner, in its sole discretion, one or more Limited Partners may enter into agreements with the Partnership, in the form of a guarantee or contribution agreement, which have the effect of providing a guarantee of certain obligations of the Partnership.
Section 4.6    No Preemptive Rights.
Except to the extent expressly granted by the Partnership pursuant to another agreement, no Person shall have any preemptive, preferential or other similar right with respect to (i) providing funds to the Partnership or (ii) issuance or sale of any OP Units or other Partnership Interests.
Section 4.7    No Interest; No Return.
No Partner shall be entitled to interest on its Capital Contribution or on such Partner’s Capital Account.  Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.
Section 4.8    Profits Interest of Special Limited Partner.
To the extent that the Special Limited Partner receives a Partnership Interest with a disproportionate interest in Partnership Net Income or Net Loss, such Partnership Interest shall be treated as a “profits interest” received for services rendered, or to be rendered, within the meaning of IRS Rev. Proc. 93-27, 1993-2 C.B. 343.

Section 4.9    Special Fees.
The Partners acknowledge and agree that the following Special Fees, to the extent not otherwise borne by the General Partner, shall be borne by the Classes of OP Units as follows:
(a)    7.00% selling commission for each Class A OP Unit (other than Class A OP Units issued in connection with Class A REIT Shares purchased through the General Partner’s distribution reinvestment plan);
(b)    3.00% selling commission for each Class T OP Unit (other than Class T OP Units issued in connection with Class T REIT Shares purchased through the General Partner’s distribution reinvestment plan);
(c)    3.00% dealer manager fee for each Class A OP Unit (other than Class A OP Units issued in connection with Class A REIT Shares purchased through the General Partner’s distribution reinvestment plan);
(d)    2.50% dealer manager fee for each Class T OP Unit (other than Class T OP Units issued in connection with Class T REIT Shares purchased through the General Partner’s distribution reinvestment plan), though the rate of such fee may change;
(e)    0.67%, annualized, annual distribution and shareholder servicing fee for each Class R OP Unit (other than Class R OP Units issued in connection with Class R REIT Shares purchased through the General Partner’s distribution reinvestment plan); and
(f)    1.125%, annualized, annual distribution and shareholder servicing fee for each Class T OP Unit (other than Class T OP Units issued in connection with Class T REIT Shares purchased through the General Partner’s distribution reinvestment plan).
ARTICLE 5

DISTRIBUTIONS
Section 5.1    Distributions.
A.    Cash Available for Distribution. Subject to the provisions of Sections 5.1G, 5.3, 5.4, 12.2B and 13.2, the General Partner shall cause the Partnership to distribute, at such times as the General Partner shall determine (each a “Distribution Date”), an amount of Cash Available for Distribution, determined by the General Partner in its sole discretion to the Partners holding OP Units who are Partners on the applicable Partnership Record Date, in accordance with each such Partner’s respective Percentage Interest.
B.    Net Sale Proceeds. Subject to the provisions of Sections 5.1F, 5.1G, 5.3, 5.4, 12.2B and 13.2, Net Sale Proceeds shall be distributed as follows:
(1)    First, 100% to the Partners holding OP Units in proportion to each such Partner’s respective Percentage Interest with respect to such OP Units until the Net Investment Balance is zero;

(2)    Second, 100% to the Partners holding OP Units in proportion to each such Partner’s respective Percentage Interest with respect to such OP Units until such Partners have received in the aggregate, pursuant to this Section 5.1B(2) and Section 5.1A, an amount such that the Priority Return Balance is zero; and
(3)    Thereafter, (a) 15% to the Special Limited Partner and (b) 85% to the Partners holding OP Units in proportion to their respective Percentage Interests with respect to such OP Units.
C.    Listing Amounts. Upon a Listing and subject to Section 5.1F, the General Partner shall cause the Partnership to distribute an amount to the Special Limited Partner in redemption of the Special Limited Partner Interest (the “Listing Amount”) equal to 15% of the amount, if any, by which (i) the sum of (A) the Adjusted Market Value of all issued and outstanding shares of Common Stock plus (B) the sum of all Stockholder distributions paid by the General Partner prior to Listing, exceeds (ii) the sum of (Y) the total Gross Proceeds in the Offering plus (Z) the total amount of cash that, if distributed to those Stockholders who purchased shares of Common Stock in the Offering, would have provided such Stockholders a Priority Return on the Gross Proceeds raised in the Offering. The Listing Amount, which may be paid in the form of Class A REIT Shares, cash, a Note (a “Listing Note”), or any combination thereof, shall be paid from the net sale proceeds of each sale of an Investment that occurs after the date of Listing. Notwithstanding anything herein to the contrary, in accordance with Section 736 of the Code, the Listing Note shall be disregarded for applicable income tax purposes and the Special Limited Partner shall continue to be treated as a partner of the Partnership in respect of its Special Limited Partner Interest for such purposes until the Partnership has satisfied all of its obligations under the Listing Note. Without limiting the foregoing, the Special Limited Partner shall not be required to accrue interest on the Listing Note in income and the Partnership shall not deduct such interest for such purposes; provided, that, any cash or property paid to the Special Limited Partner with respect to such interest shall be reported to the Special Limited Partner on Internal Revenue Service Schedule K-1 to Form 1065 (or such successor schedule or form).
D.    Termination Amounts.
(1)    Upon a Termination and subject to Sections 5.1D(2) and 5.1F, the General Partner shall cause the Partnership to distribute an amount to the Special Limited Partner in redemption of the Special Limited Partner Interest (the “Termination Amount”) equal to 15% of the amount, if any, by which (A) the sum of (1) the fair market value (determined by appraisal as of the Termination Date) of the Investments on the Termination Date, minus (2) any Loans secured by such Investments, plus (3) the sum of all Stockholder distributions paid by the General Partner through the Termination Date on shares of Common Stock issued in all Offerings through the Termination Date, minus (4) any amounts distributable as of the Termination Date to the Limited Partners who received Partnership Units in connection with the contribution of any Investments (including cash used to acquire Investments) to the Partnership, upon the liquidation or sale of such Investments (assuming the liquidation or sale of such Investments on the Termination Date), exceeds (B) the sum of (1) the Gross Proceeds raised in the Offering through the Termination Date (less amounts paid on or prior to the Termination Date to purchase or redeem any shares of Common Stock purchased in an Offering pursuant to the General Partner’s share repurchase plan) plus (2) the total amount of cash that, if distributed to those Stockholders who purchased shares of Common Stock in the Offering on or prior to the Termination Date, would have provided such Stockholders a Priority Return on the Gross Proceeds raised in the Offering through the Termination Date, measured for the period from inception through the Termination Date. The Termination Amount, which may be paid in the form of Class A REIT Shares, cash, a Note (a “Termination Note”), or any combination thereof, shall be paid from the net sale proceeds of each sale of an Investment that occurs after the Termination Date. Notwithstanding anything herein to the contrary, in accordance with Section 736 of the Code, the Termination Note shall be disregarded for applicable income tax purposes and the Special Limited Partner shall continue to be treated as a partner of the Partnership in respect of its Special Limited Partner Interest for such purposes until the Partnership has satisfied all of its obligations under the Termination Note. Without limiting the foregoing, the Special Limited Partner shall not be required to accrue interest on the Termination Note in income and the Partnership shall not deduct such interest for such purposes; provided, that, any cash or property paid to the Special Limited Partner with respect to such interest shall be reported to the Special Limited Partner on Internal Revenue Service Schedule K-1 to Form 1065 (or such successor schedule or form).
(2)    Upon a Termination and subject to Section 5.1.F, the Special Limited Partner may elect to receive, in lieu of its right to receive the Termination Amount, either:
(a)    If there is a subsequent Listing, then the General Partner shall cause the Partnership to distribute an amount to the Special Limited Partner in redemption of the Special Limited Partner Interest, payable in one or more payments solely out of net sale proceeds (the “Termination Listing Amount”), equal to 15% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the date of Listing) of the Investments owned as of the Termination Date and any Investments acquired after the Termination Date for which a contract to acquire such Investment had been entered into by the General Partner as of the Termination Date (collectively, the “Included Assets”), minus (x) any Loans secured by the Included Assets, plus (y) the sum of all Stockholder distributions paid by the General Partner through the date of Listing on shares of Common Stock issued in the Offering through the Termination Date, minus (z) any amounts distributable as of the date of Listing to the Limited Partners who received Partnership Units in connection with the contribution of any Included Assets (including cash used to acquire Included Assets) to the Partnership, upon the liquidation or sale of such Included Assets (assuming the liquidation or sale of such Included Assets on the date of Listing), exceeds (2) the sum of (y) the Gross Proceeds raised in the Offering through the Termination Date (less amounts paid on or prior to the date of Listing to purchase or redeem any shares of Common Stock purchased in the Offering on or prior to the Termination Date pursuant to the General Partner’s share repurchase plan), plus (z) the total amount of cash that, if distributed to those Stockholders who purchased shares of Common Stock in the Offering on or prior to the Termination Date, would have provided such Stockholders a Priority Return on the Gross Proceeds raised in the Offering through the Termination Date, measured for the period from inception through the date of Listing.
(b)    If there is a subsequent Investment Liquidity Event, then the General Partner shall cause the Partnership to distribute an amount to the Special Limited Partner in redemption of the Special Limited Partner Interest, payable in one or more payments solely out of Net Sale Proceeds (the “Termination Liquidity Amount”), equal to 15% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the date of the Investment Liquidity Event) of the Included Assets, minus (x) any Loans secured by the Included Assets, plus (y) the sum of all Stockholder distributions paid by the General Partner through the date of the Investment Liquidity Event on shares of Common Stock issued in the Offering through the Termination Date, minus (z) any amounts distributable as of the date of the Investment Liquidity Event to the Limited Partners who received Partnership Units in connection with the contribution of any Included Assets (including cash used to acquire Included Assets) to the Partnership, upon the liquidation or sale of such Included Assets (assuming the liquidation or sale of such Included Assets on the date of the Investment Liquidity Event), exceeds (2) the sum of (y) the Gross Proceeds raised in the Offering through the Termination Date (less amounts paid on or prior to the date of the Investment Liquidity Event to purchase or redeem any shares of Common Stock purchased in the Offering on or prior to the Termination Date pursuant to the General Partner’s share repurchase plan), plus (z) the total amount of cash that, if distributed to those Stockholders who purchased shares of Common Stock in the Offering on or prior to the Termination Date, would have provided such Stockholders Priority Return on the Gross Proceeds raised in the Offering through the Termination Date, measured for the period from inception through the date of the Investment Liquidity Event.
E.    Investment Liquidity Amounts. Upon an Investment Liquidity Event and subject to Section 5.1F, the General Partner shall cause the Partnership to distribute the amount due to the Special Limited Partner pursuant to Section 5.1B(3)(a) in redemption of the Special Limited Partner Interest (the “Investment Liquidity Amount”). The Investment Liquidity Amount, which may be paid in the form of Class A REIT Shares, cash, a Note (an “Investment Liquidity Note”), or any combination thereof, shall be paid in one or more payments solely out of Net Sale Proceeds. Notwithstanding anything herein to the contrary, in accordance with Section 736 of the Code, the Investment Liquidity Note shall be disregarded for applicable income tax purposes and the Special Limited Partner shall continue to be treated as a partner of the Partnership in respect of its Special Limited Partner Interest for such purposes until the Partnership has satisfied all of its obligations under the Investment Liquidity Note. Without limiting the foregoing, the Special Limited Partner shall not be required to accrue interest on the Investment Liquidity Note in income and the Partnership shall not deduct such interest for such purposes; provided, that, any cash or property paid to the Special Limited Partner with respect to such interest shall be reported to the Special Limited Partner on Internal Revenue Service Schedule K-1 to Form 1065 (or such successor schedule or form).
F.    Coordination.
(1)    Any Net Sale Proceeds paid to the Special Limited Partner pursuant to Section 5.1B(3)(a) prior to a Listing shall reduce dollar for dollar the amount of a Listing Amount to be distributed pursuant to Section 5.1C. If the Special Limited Partner receives a Listing Amount pursuant to Section 5.1C, (A) the Special Limited Partner would no longer be entitled to receive distributions of Net Sale Proceeds pursuant to Section 5.1B(3)(a), a Termination Amount pursuant to Section 5.1D or the Investment Liquidity Amount pursuant to Section 5.1E and (B) any net sale proceeds received by the Partnership after the Listing shall be applied first to satisfy the Partnership’s obligation to make distributions pursuant to the Listing Amount.
(2)    Any Net Sale Proceeds paid to the Special Limited Partner pursuant to Section 5.1B(3)(a) prior to the Termination Date shall reduce dollar for dollar the Termination Amount to be distributed pursuant to Section 5.1D. If the Special Limited Partner receives, or is entitled to receive, a Termination Amount pursuant to Section 5.1D, (A) the Special Limited Partner would no longer be entitled to receive distributions of Net Sale Proceeds pursuant to Section 5.1D(3)(a), a Listing Amount pursuant to Section 5.1C or the Investment Liquidity Amount pursuant to Section 5.1E, and (B) any net sale proceeds received by the Partnership after (i) the Termination Date, in connection with a Termination Note, (ii) the date of the subsequent Listing, in connection with the Termination Listing Amount, and (iii) the date of the Investment Liquidity Event, in connection with the Termination Liquidity Amount, in each case shall be applied first to satisfy the Partnership’s obligation to make distributions pursuant to Section 5.1D.
(3)    Any Net Sale Proceeds paid to the Special Limited Partner pursuant to Section 5.1B(3)(a) prior to an Investment Liquidity Event shall reduce dollar for dollar the Investment Liquidity Amount to be issued and distributed pursuant to Section 5.1E. If the Special Limited Partner is entitled to receive an Investment Liquidation Amount pursuant to Section 5.1E, (A) the Special Limited Partner would no longer be entitled to receive distributions of Net Sale Proceeds pursuant to Section 5.1B(3)(a), a Listing Amount pursuant to Section 5.1C or a Termination Amount pursuant to Section 5.1D, and (B) any Net Sale Proceeds received by the Partnership as a result of or after the Investment Liquidity Event shall be applied first to satisfy the Partnership’s obligation to make distributions pursuant to Section 5.1E.

(4)    If the General Partner chooses in its discretion to satisfy all or a portion of the distributions required to be made to the Special Limited Partner pursuant to a Listing Note, a Termination Note or an Investment Liquidity Note with Class A REIT Shares, the amount of the Listing Note or Termination Note due to the Special Limited Partner shall be reduced by (y) the Adjusted Market Value, with respect to the Listing Note, and (z) the fair market value, with respect to the Termination Note, of the Class A REIT Shares on the date such Class A REIT Shares are issued to the Special Limited Partner.
(5)    If the priority distribution of Net Sale Proceeds to the Special Limited Partner pursuant to Section 5.1B prevents the Partnership from being able to distribute sufficient amounts to the General Partner pursuant to Section 5.1B to enable the General Partner to satisfy the REIT Requirement, the General Partner may in its sole discretion cause the Partnership to distribute some or all of the Net Sale Proceeds subject to a priority distribution pursuant to Section 5.1B to the General Partner in an amount sufficient to enable the General Partner to pay dividends to the Stockholders in order to satisfy the REIT Requirements.
(6)    In no event may any Partner receive a distribution pursuant to Sections 5.1A or 5.1B with respect to a Partnership Unit if such Partner is entitled to receive a distribution with respect to Common Stock for which such a Partnership Unit has been exchanged.
G.    Special Fees. Consistent with Section 4.9, if the Partnership directly or indirectly incurs Special Fees, (i) Available Cash or Net Sale Proceeds, as the case may be, available for distribution under this Section 5.1 shall be increased by the Special Fees to the extent that Available Cash or Net Sale Proceeds have been previously reduced by such fees; and (ii) the amounts otherwise distributable among the Classes of OP Units shall then be reduced to reflect their appropriate shares of the Special Fees. For example, if the Partnership has Available Cash of $1,000 after taking into account a distribution and shareholder servicing fee of $200 that is required to be borne entirely by the Partners holding Class T OP Units, Available Cash shall be increased to $1,200 for purposes of this Section 5.1 and the amounts otherwise distributable to the Class T OP Units under this Section 5.1 shall be reduced by $200.
Section 5.2    Qualification as a REIT.
The General Partner shall use its best efforts to cause the Partnership to distribute sufficient amounts under this Article 5 to enable the General Partner to pay dividends to the Stockholders that will enable the General Partner to (a) satisfy the requirements for qualification as a REIT under the Code and Regulations (“REIT Requirements”), and (b) avoid any federal income or excise tax liability; provided, however, that the General Partner shall not be bound to comply with this covenant to the extent such distributions would(i) violate applicable Delaware law, or (ii) contravene the terms of any notes, mortgages or other types of debt obligations to which the Partnership may be subject in conjunction with borrowed funds.
Section 5.3    Withholding.
With respect to any withholding tax or other similar tax liability or obligation to which the Partnership may be subject as a result of any act or status of any Partner or the Special Limited Partner or to which the Partnership becomes subject with respect to any Partnership Unit or the Special Limited Partner Interest, the Partnership shall have the right to withhold amounts distributable pursuant to this Article V to such Partner or the Special Limited Partner or with respect to such Partnership Units or the Special Limited Partner Interest, to the extent of the amount of such withholding tax or other similar tax liability or obligation pursuant to the provisions contained in Section 10.5, and the amount of any withholding shall reduce the right of such Partner or the Special Limited Partner to future distribution to the extent provided in Section 10.5.

Section 5.4    Additional Partnership Interests.
If the Partnership issues Partnership Interests in accordance with Section 4.4, the distribution priorities set forth in Section 5.1 shall be amended, as necessary, to reflect the distribution priority of such Partnership Interests and corresponding amendments shall be made to the provisions of Exhibit B.
Section 5.5    Distributions in Kind.
Except as expressly provided herein, no right is given to any Partner to demand and receive property other than cash.  The General Partner may determine, in its sole and absolute discretion, to make a distribution in-kind to the Partners of Partnership assets, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5, 6 and 10.
Section 5.6    Distributions upon Liquidation.
Notwithstanding Section 5.1, proceeds from a Liquidating Event shall be distributed to the Partners in accordance with Section 13.2.
Section 5.7    Distribution Limitation.
Notwithstanding any other provision in this Article 5, the General Partner shall have the power, in its reasonable discretion, to adjust the distributions to the Special Limited Partner to the extent necessary to avoid violations of the “2%/25% Guidelines” as described in the Advisory Agreement.
ARTICLE 6

ALLOCATIONS
Section 6.1    Allocations.
Net Income, Net Loss, Net Property Gain, Net Property Loss and other Partnership items shall be allocated pursuant to the provisions of Exhibit B.
ARTICLE 7

MANAGEMENT AND OPERATIONS OF BUSINESS
Section 7.1    Management.
A.    Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership.  The General Partner may not be removed by the Limited Partners with or without cause, except with the consent of the General Partner.  In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof including Sections 7.3 and 11.2, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership (including, without limitation, all actions consistent with allowing the General Partner at all times to qualify as a REIT unless the General

Partner voluntarily terminates its REIT status), to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1, including, without limitation:
(1)    the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the General Partner (so long as the General Partner has determined to qualify as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its stockholders sufficient to permit the General Partner to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on all or any of the Partnership’s assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;
(2)    the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership, the registration of any class of securities of the Partnership under the Exchange Act, and the listing of any debt securities of the Partnership on any exchange;
(3)    subject to the provisions of Section 11.2, the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership or the merger or other combination of the Partnership with or into another entity;
(4)    the acquisition, disposition, mortgage, pledge, encumbrance or hypothecation of all or any assets of the Partnership, and the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct or the operations of the General Partner or the Partnership, the lending of funds to other Persons (including, without limitation, the General Partner or any Subsidiaries of the Partnership) and the repayment of obligations of the Partnership, any of its Subsidiaries and any other Person in which it has an equity investment, and the making of capital contributions to its Subsidiaries;
(5)    the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership;
(6)    the negotiation, execution, and performance of any contracts, leases, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership’s assets;
(7)    the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;
(8)    the establishment of one or more divisions of the Partnership, the selection and dismissal of employees of the Partnership (including, without limitation, employees having titles such as “president,” “vice president,” “secretary” and “treasurer”), and agents, outside attorneys, accountants, consultants and contractors of the Partnership, the determination of their compensation and other terms of employment or hiring, including waivers of conflicts of interest and the payment of their expenses and compensation out of the Partnership’s assets;
(9)    the maintenance of such insurance for the benefit of the Partnership and the Partners and directors and officers of the Partnership or the General Partner as it deems necessary or appropriate;
(10)    the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, joint ventures, corporations or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to any Subsidiary and any other Person in which it has an equity investment from time to time); provided, that, as long as the General Partner has determined to continue to qualify as a REIT, the Partnership may not engage in any such formation, acquisition or contribution that could cause the General Partner to fail to qualify as a REIT;
(11)    the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of, any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitration or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;
(12)    the undertaking of any action in connection with the Partnership’s direct or indirect investment in any Person (including, without limitation, contributing or loaning Partnership funds to, incurring indebtedness on behalf of, or guarantying the obligations of any such Persons);
(13)    subject to the other provisions in this Agreement, the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt, provided, that such methods are otherwise consistent with requirements of this Agreement;
(14)    the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership or any Person in which the Partnership has made a direct or indirect equity investment;
(15)    holding, managing, investing and reinvesting cash and other assets of the Partnership;
(16)    the collection and receipt of revenues and income of the Partnership;
(17)    the exercise, directly or indirectly through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;
(18)    the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;
(19)    the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with such Person;

(20)    the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement;
(21)    the issuance of additional Partnership Interests, as appropriate, in connection with the contribution of Additional Funds pursuant to Section 4.4;
(22)    the distribution of cash to acquire OP Units held by a Limited Partner in connection with a Limited Partner’s exercise of its Redemption Right under Section 8.6 hereof;
(23)    the amendment and restatement of Exhibit A hereto to reflect accurately at all times the Capital Contributions and Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of OP Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise, which amendment and restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment to this Agreement, as long as the matter or event being reflected in Exhibit A hereto otherwise is authorized by this Agreement;
(24)    the taking of any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” under Section 7704 of the Code; and
(25)    the delegation to another Person of any powers now or hereafter granted to the General Partner.
B.    Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provisions of this Agreement (except as provided in Section 7.3 or 11.2), the Act or any applicable law, rule or regulation to the fullest extent permitted under the Act or other applicable law, rule or regulation.  The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.
C.    At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the Investments and (ii) liability insurance for the Indemnities hereunder.
D.    At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.
E.    Each of the Limited Partners acknowledges that, in exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken (or not taken) by the General Partner.  The General Partner and the Partnership shall not have liability to a Partner under this Agreement as a result of any income tax liability incurred by a Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.  There may be circumstances in which the fiduciary duties that the General Partner owes to the Limited Partners conflicts with any duties that the officers and directors of General Partner owe to its stockholders.  For so long as the General Partner owns a controlling interest in the Partnership, any such conflict that cannot be resolved in a manner not adverse to either the stockholders or the Limited Partners shall be resolved in favor of the General Partner’s stockholders.
F.    Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.
Section 7.2    Certificate of Limited Partnership.
To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and to maintain the Partnership’s qualification to do business as a foreign limited partnership in each other state, the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.  Subject to the terms of Section 8.5.A(4), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner.  The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware, any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.
Section 7.3    Restrictions on General Partner’s Authority.
A.    The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the written Consent of the Limited Partners and the Special Limited Partner, and may not (i) perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act; or (ii) enter into any contract, mortgage, loan or other agreement that prohibits or restricts, or has the effect of prohibiting or restricting, the ability of a Limited Partner to exercise its rights to a Redemption in full, except in each case with the written consent of such Limited Partner.
B.    The General Partner shall not, without the prior Consent of the Partners (in addition to any Consent of the Limited Partners required by any other provision hereof), or except as provided in Section 7.3D, amend, modify or terminate this Agreement.
C.    The General Partner may not cause the Partnership to take any action which the General Partner would be prohibited from taking directly under the General Partner’s bylaws as in effect from time to time.
D.    Notwithstanding Section 7.3B, the General Partner shall have the exclusive power to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(1)    to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;
(2)    to reflect the issuance of additional Partnership Interests pursuant to Sections 4.4B and 5.4 or the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement (which may be effected through the replacement of Exhibit A with an amended Exhibit A);
(3)    to set forth or amend the designations, rights, powers, duties and preferences of the holders of any additional Partnership Interests issued pursuant to Article 4;
(4)    to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;
(5)    to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;
(6)    to reflect such changes as are reasonably necessary for the General Partner to maintain its status as a REIT, including changes which may be necessitated due to a change in applicable law (or an authoritative interpretation thereof) or a ruling of the IRS;
(7)    to modify, as set forth in the definition of “Capital Account,” the manner in which Capital Accounts are computed; and
(8)    to amend or modify any provision of this Agreement to reflect a statutory or regulatory change regarding the federal income tax treatment of the “profits interest” of the Special Limited Partner or to ensure that the receipt of the Special Limited Partner’s profits interest will not result in taxation to the Special Limited Partner.
The General Partner will provide notice to the Limited Partners when any action under this Section 7.3D is taken.
E.    Notwithstanding Sections 7.3B and 7.3D, this Agreement shall not be amended with respect to any Partner adversely affected, and no action may be taken by the General Partner, without the Consent of such Partner adversely affected if such amendment or action would (i) convert a Limited Partner’s interest in the Partnership into a general partner’s interest (except as the result of the General Partner acquiring such interest), (ii) modify the limited liability of a Limited Partner, (iii) alter rights of the Partner to receive distributions pursuant to Article 5 or Section 13.2A(4), or the allocations specified in Article 6 (except as permitted pursuant to Sections 4.4, 5.4, and Section 7.3D(2)), (iv) materially alter or modify the rights to a Redemption or the REIT Shares Amount as set forth in Section 8.6, and related definitions hereof, or (v) amend this Section 7.3E.  Further, no amendment may alter the restrictions on the General Partner’s authority set forth elsewhere in this Section 7.3 or in Section 11.2A without the Consent specified in such section.  This Section 7.3E does not require unanimous consent of all Partners adversely affected unless the amendment is to be effective against all partners adversely affected.

Section 7.4    Reimbursement of the General Partner.
A.    Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.
B.    The Partnership shall be responsible for and shall pay all expenses relating to the Partnership’s and the General Partner’s organization, the ownership of its assets and its operations.  The General Partner is hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Partnership.  Except to the extent provided in this Agreement, the General Partner and its Affiliates shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses that the General Partner and its Affiliates incur relating to the ownership and operation of, or for the benefit of, the Partnership (including, without limitation, administrative expenses); provided, that the amount of any such reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership.  The Partners acknowledge that all such expenses of the General Partner are deemed to be for the benefit of the Partnership.  Such reimbursement shall be in addition to any reimbursement made as a result of indemnification pursuant to Section 7.7 hereof.  In the event that certain expenses are incurred for the benefit of the Partnership and other entities (including the General Partner), such expenses will be allocated to the Partnership and such other entities in such a manner as the General Partner in its sole and absolute discretion deems fair and reasonable.  All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of the General Partner.
C.    If the General Partner shall elect to purchase from its stockholders REIT Shares for the purpose of delivering such REIT Shares to satisfy an obligation under any dividend reinvestment program adopted by the General Partner, any employee stock purchase plan adopted by the General Partner, or any similar obligation or arrangement undertaken by the General Partner in the future or for the purpose of retiring such REIT Shares, the purchase price paid by the General Partner for such REIT Shares and any other expenses incurred by the General Partner in connection with such purchase shall be considered expenses of the Partnership and shall be advanced to the General Partner or reimbursed to the General Partner, subject to the condition that:  (i) if such REIT Shares subsequently are sold by the General Partner, the General Partner shall pay to the Partnership any proceeds received by the General Partner for such REIT Shares (which sales proceeds shall include the amount of dividends reinvested under any dividend reinvestment or similar program; provided, that a transfer of REIT Shares for OP Units pursuant to Section 8.6 would not be considered a sale for such purposes); and (ii) if such REIT Shares are not retransferred by the General Partner within thirty (30) days after the purchase thereof, or the General Partner otherwise determines not to retransfer such REIT Shares, the General Partner, shall cause the Partnership to redeem a number of OP Units held by the General Partner equal to the number of such REIT Shares, as adjusted (x) pursuant to Section 7.5 (in the event the General Partner acquires material assets, other than on behalf of the Partnership) and (y) for stock dividends and distributions, stock splits and subdivisions, reverse stock splits and combinations, distributions of rights, warrants or options, and distributions of evidences of indebtedness or assets relating to assets not received by the General Partner pursuant to a pro rata distribution by the Partnership (in which case such advancement or reimbursement of expenses shall be treated as having been made as a distribution in redemption of such number of OP Units held by the General Partner).
D.    As set forth in Section 4.4, the General Partner shall be treated as having made a Capital Contribution in the amount of all expenses that it incurs relating to the General Partner’s offering of REIT Shares, other shares of capital stock of the General Partner or New Securities.

E.    If and to the extent any reimbursements to the General Partner pursuant to this Section 7.4 constitute gross income of the General Partner (as opposed to the repayment of advances made by the General Partner on behalf of the Partnership), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.
Section 7.5    Outside Activities of the General Partner.
A.    Except in connection with a transaction authorized in Section 11.2, without the Consent of the Limited Partners, the General Partner shall not, directly or indirectly, enter into or conduct any business, other than in connection with the ownership, acquisition and disposition of Partnership Interests as a General Partner and the management of the business of the Partnership, its operation as a public reporting company with a class (or classes) of securities registered under the Exchange Act, its operation as a REIT and such activities as are incidental to the same.  Without the Consent of the Limited Partners, the General Partner shall not, directly or indirectly, participate in or otherwise acquire any interest in any real or personal property, except its General Partner Interest, its minority interest in any Subsidiary Partnership(s) that the General Partner holds in order to maintain such Subsidiary Partnership’s status as a partnership, and such bank accounts, similar instruments or other short term investments as it deems necessary to carry out its responsibilities contemplated under this Agreement and the Charter.  In the event the General Partner desires to contribute cash to any Subsidiary Partnership to acquire or maintain an interest of 1% or less in the capital of such partnership, the General Partner may acquire or maintain an interest of 1% or less in the capital of such partnership, and the General Partner may acquire such cash from the Partnership as a loan or in exchange for a reduction in the General Partner’s OP Units, in an amount equal to the amount of such cash divided by the Fair Market Value of a REIT Share on the day such cash is received by the General Partner.  Notwithstanding the foregoing, the General Partner may acquire Investments or other assets in exchange for REIT Shares or cash, to the extent such Investments or other assets are immediately contributed by the General Partner to the Partnership, pursuant to the terms described in Section 4.4.  Any Limited Partner Interests acquired by the General Partner, whether pursuant to exercise by a Limited Partner of its right of Redemption, or otherwise, shall be automatically converted into a General Partner Interest comprised of an identical number of OP Units with the same rights, priorities and preferences as the class or series so acquired.  The General Partner may also own one hundred percent (100%) of the stock or interests of one or more Qualified REIT Subsidiaries or limited liability companies, respectively, provided, that any such entity shall be subject to the limitations of this Section 7.5A.  If, at any time, the General Partner acquires material assets (other than Partnership Interests or other assets on behalf of the Partnership) the definition of “REIT Shares Amount” and the definition of “Deemed Value of Partnership Interests” shall be adjusted, as reasonably determined by the General Partner, to reflect the relative Fair Market Value of a share of capital stock of the General Partner relative to the Deemed Partnership Interest Value of the related Partnership Unit.  The General Partner’s General Partner Interest in the Partnership, its minority interest in any Subsidiary Partnership(s) (held directly or indirectly through a Qualified REIT Subsidiary) that the General Partner holds in order to maintain such Subsidiary Partnership’s status as a partnership, and interests in such short-term liquid investments, bank accounts or similar instruments as the General Partner deems necessary to carry out its responsibilities contemplated under this Agreement and the Charter are interests which the General Partner is permitted to acquire and hold for purposes of this Section 7.5A.
B.    In the event the General Partner exercises its rights under the Charter to purchase REIT Shares, other common stock of the General Partner or New Securities, as the case may be, then the General Partner shall cause the Partnership to purchase from it a number of OP Units equal to the number of REIT Shares and of the same class, other capital stock of the General Partner or New Securities, as the case may be, so purchased on the same terms that the General Partner purchased such REIT Shares, other capital stock of the General Partner or New Securities, as the case may be.
Section 7.6    Contracts with Affiliates.
A.    The Partnership may lend or contribute to Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner.  The foregoing authority shall not create any right or benefit in favor of any Person.
B.    Except as provided in Section 7.5A, the Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner in its sole discretion deems advisable.
C.    The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, or any of the Partnership’s Subsidiaries.
D.    Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable.
E.    The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.
Section 7.7    Indemnification.
A.    To the fullest extent permitted by law, the Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless (1) Article XII of the Charter of the General Partner prohibits the corporation from indemnifying the Indemnitee for a tax matter, in which case the Partnership shall likewise be prohibited from indemnifying the Indemnitee for the matter, or (2) it is established that:  (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith, fraud or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful.  Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness.  The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, or any entry of an order of probation prior to judgment, does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7A.  Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and any insurance proceeds from the liability policy covering the General Partner and any Indemnitee, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7, except to the extent otherwise expressly agreed to by such Partner and the Partnership.
B.    Reasonable expenses incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’ s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.7 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.
C.    The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.
D.    The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.
E.    For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of Section 7.7; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.
F.    In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.
G.    An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
H.    The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.  Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
I.    If and to the extent any reimbursements to the General Partner pursuant to this Section 7.7 constitute gross income of the General Partner (as opposed to the repayment of advances made by the General Partner on behalf of the Partnership) such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.
J.    Any indemnification hereunder is subject to, and limited by, the provisions of Section 17-108 of the Act and Article XII of the Charter.
K.    In the event the Partnership is made a party to any litigation or otherwise incurs any loss or expense as a result of or in connection with any Partner’s personal obligations or liabilities unrelated to Partnership business, such Partner shall indemnify and reimburse the Partnership for all such loss and expense incurred, including legal fees, and the Partnership interest of such Partner may be charged therefor.  The liability of a Partner under this Section 7.7K shall not be limited to such Partner’s Partnership Interest, but shall be enforceable against such Partner personally.
Section 7.8    Liability of the General Partner.
A.    Notwithstanding anything to the contrary set forth in this Agreement, none of the General Partner nor any of its officers, directors, agents or employees shall be liable or accountable in damages or otherwise to the Partnership, any Partners or any Assignees, or their successors or assigns, for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission if the General Partner acted in good faith.
B.    The Limited Partners expressly acknowledge that the General Partner is acting for the benefit of the Partnership, the Limited Partners and the General Partner’s stockholders collectively.  The General Partner is under no obligation to give priority to the separate interests of the Limited Partners or the General Partner’s stockholders (including, without limitation, the tax consequences to Limited Partners or Assignees or to stockholders) in deciding whether to cause the Partnership to take (or decline to take) any actions.  If there is a conflict between the interests of the stockholders of the General Partner on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the stockholders of the General Partner or the Limited Partners; provided, however , that for so long as the General Partner, owns a controlling interest in the Partnership, any such conflict that cannot be resolved in a manner not adverse to either the stockholders of the General Partner or the Limited Partners shall be resolved in favor of the stockholders.  The General Partner shall not be liable under this Agreement to the Partnership or to any Partner for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions; provided, that the General Partner has acted in good faith.
C.    Subject to its obligations and duties as General Partner set forth in Section 7.1A, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents.  The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.
D.    Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the General Partner and any of its officers, directors, agents and employee’s liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
Section 7.9    Other Matters Concerning the General Partner.
(1)    The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.
(2)    The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.
(3)    The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact.  Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.
(4)    Notwithstanding any other provisions of this Agreement or any non-mandatory provision of the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order to protect the ability of the General Partner, for so long as the General Partner has determined to qualify as a REIT, to (i) continue to qualify as a REIT or (ii) avoid the General Partner incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.
Section 7.10    Title to Partnership Assets.
Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partners, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof.  Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more subsidiaries or nominees, as the General Partner may determine, including Affiliates of the General Partner.  The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership, a subsidiary or a nominee thereof, as soon as reasonably practicable.  All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.11    Reliance by Third Parties.
Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership’s sole party in interest, both legally and beneficially.  Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing.  In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives.  Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.
ARTICLE 8

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS
Section 8.1    Limitation of Liability.
The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or under the Act.
Section 8.2    Management of Business.
No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership.  The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.
Section 8.3    Outside Activities of Limited Partners.
Subject to any agreements entered into by a Limited Partner or its Affiliates with the General Partner, Partnership or a Subsidiary, any Limited Partner and any officer, director, employee, agent, trustee, Affiliate or stockholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership or that are enhanced by the activities of the Partnership.  Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.  Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person, other than the Limited Partners benefiting from the business conducted by the General Partner, and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.
Section 8.4    Return of Capital.
Except pursuant to the rights of Redemption set forth in Section 8.6, no Limited Partner shall be entitled to the withdrawal or return of his or her Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein.  No Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions, or as otherwise expressly provided in this Agreement, or as to profits, losses, distributions or credits.
Section 8.5    Rights of Limited Partners Relating to the Partnership.
A.    In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5C, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner’s expense:
(1)    to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the General Partner pursuant to the Exchange Act, and each communication sent to the stockholders of the General Partner;
(2)    to obtain a copy of the Partnership’s federal, state and local income tax returns for each Partnership Year;
(3)    to obtain a current list of the name and last known business, residence or mailing address of each Partner;
(4)    to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and
(5)    to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.
B.    The Partnership shall notify each Limited Partner in writing of any adjustment made in the calculation of the REIT Shares Amount within a reasonable time after the date such change becomes effective.
C.    Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or (ii) the Partnership or the General Partner is required by law or by agreements with unaffiliated third parties to keep confidential.

Section 8.6    Redemption Rights.
A.    At any time after one year following the date of issuance of any OP Units to a Limited Partner, such Limited Partner shall have the right (subject to the terms and conditions set forth herein and in any other such agreement, as applicable) to require the Partnership to redeem all or a portion of the OP Units held by such Limited Partner (such OP Units being hereafter referred to as “Tendered Units”) in exchange for the Cash Amount (a “Redemption”); provided that the terms of such OP Units do not provide that such OP Units are not entitled to a right of Redemption.  Unless otherwise expressly provided in this Agreement or in a separate agreement entered into between the Partnership and the holders of such OP Units, all OP Units, including Class A OP Units, Class R OP Units and Class T OP Units, shall be entitled to a right of Redemption hereunder.  The Tendering Partner shall have no right, with respect to any OP Units so redeemed, to receive any distributions paid on or after the Specified Redemption Date.  Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Limited Partner who is exercising the right (the “Tendering Partner”).  The Cash Amount shall be payable to the Tendering Partner within ten (10) days of the Specified Redemption Date in accordance with the instructions set forth in the Notice of Redemption.
B.    Notwithstanding Section 8.6A above, if a Limited Partner has delivered to the General Partner a Notice of Redemption then the General Partner may, in its sole and absolute discretion (subject to the limitations on ownership and transfer of REIT Shares set forth in the Charter), elect to acquire some or all of the Tendered Units from the Tendering Partner in exchange for the REIT Shares Amount (as of the Specified Redemption Date) and, if the General Partner so elects, the Tendering Partner shall sell the Tendered Units to the General Partner in exchange for the REIT Shares Amount.  In such event, the Tendering Partner shall have no right to cause the Partnership to redeem such Tendered Units.  The General Partner shall promptly give such Tendering Partner written notice of its election, and the Tendering Partner may elect to withdraw its redemption request at any time prior to the acceptance of the cash or REIT Shares Amount by such Tendering Partner.
C.    The REIT Shares Amount, if applicable, shall be delivered as duly authorized, validly issued, fully paid and nonassessable REIT Shares and, if applicable, free of any pledge, lien, encumbrance or restriction, other than those provided in the Charter, the Bylaws of the General Partner, the Securities Act, relevant state securities or blue sky laws and any applicable registration rights agreement with respect to such REIT Shares entered into by the Tendering Partner.  Notwithstanding any delay in such delivery (but subject to Section 8.6E), the Tendering Partner shall be deemed the owner of such REIT Shares for all purposes, including without limitation, rights to vote or consent, and receive dividends, as of the Specified Redemption Date.
D.    Each Limited Partner covenants and agrees with the General Partner that all Tendered Units shall be delivered to the General Partner free and clear of all liens, claims and encumbrances whatsoever and should any such liens, claims and/or encumbrances exist or arise with respect to such Tendered Units, the General Partner shall be under no obligation to acquire the same.  Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Tendered Units to the General Partner (or its designee), such Partner shall assume and pay such transfer tax.
E.    Notwithstanding the provisions of Section 8.6A, 8.6B, 8.6C or any other provision of this Agreement, a Limited Partner (i) shall not be entitled to effect a Redemption for cash or an exchange for REIT Shares to the extent the ownership or right to acquire REIT Shares pursuant to such exchange by such Partner on the Specified Redemption Date could cause such Partner or any other Person, or, in the opinion of counsel selected by the General Partner, may cause such Partner or any other Person, to violate the restrictions on ownership and transfer of REIT Shares set forth in the Charter and (ii) shall have no rights under this Agreement to acquire REIT Shares which would otherwise be prohibited under the Charter.  To the extent any attempted Redemption or exchange for REIT Shares would be in violation of this Section 8.6E, it shall be null and void ab initio and such Partner shall not acquire any rights or economic interest in the cash otherwise payable upon such Redemption or the REIT Shares otherwise issuable upon such exchange.
F.    Notwithstanding anything herein to the contrary (but subject to Section 8.6E), with respect to any Redemption or exchange for REIT Shares pursuant to this Section 8.6:
(1)    All OP Units acquired by the General Partner pursuant thereto shall automatically, and without further action required, be converted into and deemed to be Limited Partner Interests comprised of the same number and class of OP Units.
(2)    A Limited Partner may not effect a Redemption for less than one thousand (1,000) OP Units or, if such Partner holds less than one thousand (1,000) OP Units, such Partner may effect a Redemption only with respect to all OP Units held by such Partner.
(3)    A Tendering Partner may not effect more than two (2) Redemptions in a single calendar year.
(4)    Without the consent of the General Partner, a Limited Partner may not effect a Redemption during the period after the Partnership Record Date with respect to a distribution and before the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution.
(5)    The consummation of any Redemption or exchange for REIT Shares shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
(6)    Each Tendering Partner shall continue to own all OP Units subject to any Redemption or exchange for REIT Shares, and be treated as a Partner with respect to such OP Units for all purposes of this Agreement, until such OP Units are transferred to the General Partner and paid for or exchanged on the Specified Redemption Date.  Until a Specified Redemption Date, the Tendering Partner shall have no rights as a stockholder of the General Partner with respect to such Tendering Partner’s OP Units.
G.    In the event that the Partnership issues additional Partnership Interests to any Additional Limited Partner pursuant to Section 4.4B, the General Partner shall make such revisions to this Section 8.6 as it determines are necessary to reflect the issuance of such additional Partnership Interests.
H.    Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the partnership to comply with any withholding requirements established under the Code or any other federal, state or local law that apply upon a Redemption or exchange of Tendered Units.  If a Tendering Partner believes that it is exempt from withholding upon a Redemption or exchange of Tendered Units, such Partner must furnish the General Partner a FIRPTA certificate or other documentation requested by the General Partner is a form acceptable to the General Partner.  If the Partnership or the General Partner is required to withhold and pay over to any taxing authority any amount upon a Redemption or exchange of Tendered Units and the Cash Amount or the REIT Shares Amount, as the case may be, equals or exceeds the amount of tax required to be withheld, the amount withheld shall be treated as an amount received by such Partner in redemption of its Tendered Units.  If the Cash Amount or the REIT Shares Amount, as the case may be, is less than the amount of tax required to be withheld, the Tendering Partner shall not receive any Cash Amount or REIT Shares Amount, and the Tendering Partner shall contribute the excess of the amount of tax required to be withheld over the Cash Amount or REIT Shares Amount before such excess taxes are required to be paid to the taxing authority.
ARTICLE 9

BOOKS, RECORDS, ACCOUNTING AND REPORTS
Section 9.1    Records and Accounting.
The General Partner shall keep, or cause to be kept, at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including without limitation, all books and records necessary to provide to the Special Limited Partner and the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3.  Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of any information storage device, provided, that the records so maintained are convertible into clearly legible written form within a reasonable period of time.  The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.
Section 9.2    Fiscal Year.
The fiscal year of the Partnership shall be the calendar year.
Section 9.3    Reports.
A.    As soon as practicable, but in no event later than one hundred five (105) days after the close of each Partnership Year, or such earlier date as they are filed with the Securities and Exchange Commission, the General Partner shall cause to be delivered to the Special Limited Partner and each Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.
B.    As soon as practicable, but in no event later than forty five (45) days after the close of each calendar quarter (except the last calendar quarter of each year), or such earlier date as they are filed with the Securities and Exchange Commission, the General Partner shall cause to be delivered to the Special Limited Partner and each Limited Partner as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, or of the General Partner, if such statements are prepared solely on a consolidated basis with the applicable law or regulation, or as the General Partner determines to be appropriate.
Section 9.4    Nondisclosure of Certain Information.
Notwithstanding the provisions of Sections 9.1 and 9.3, the General Partner may keep confidential from the Special Limited Partner and the Limited Partners any information that the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interest of the Partnership or which the Partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

ARTICLE 10

TAX MATTERS
Section 10.1    Preparation of Tax Returns.
The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and applicable state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by the Special Limited Partner and the Limited Partners for federal and applicable state income tax reporting purposes.  The Special Limited Partner and each Limited Partner shall promptly provide the General Partner with any information reasonably requested by the General Partner relating to any Contributed Property contributed (directly or indirectly) by such Partner to the Partnership.
Section 10.2    Tax Elections.
A.    Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including the election under Section 754 of the Code.  The General Partner shall have the right to seek to revoke any such election (including without limitation, any election under Section 754 of the Code) upon the General Partner’s determination in its sole and absolute discretion that such revocation is the best interests of the Partners.
B.    The Partners, intending to be legally bound, hereby authorize the Partnership to make an election (the “Safe Harbor Election”) to have the “liquidation value” safe harbor provided in Proposed Treasury Regulation Section 1.83-3(1) and the Proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43, as such safe harbor may be modified when such proposed guidance is issued in final form or as amended by subsequently issued guidance (the “Safe Harbor”), apply to any interest in the Partnership transferred to a service provider while the Safe Harbor Election remains effective, to the extent such interest meets the Safe Harbor requirements (collectively, such interests are referred to as “Safe Harbor Interests”). The tax matters partner is authorized and directed to execute and file the Safe Harbor Election on behalf of the Partnership and the Partners. The Partnership and the Partners (including any person to whom an interest in the Partnership is transferred in connection with the performance of services) hereby agree to comply with all requirements of the Safe Harbor (including forfeiture allocations) with respect to all Safe Harbor Interests and to prepare and file all U.S. federal income tax returns reporting the tax consequences of the issuance and vesting of Safe Harbor Interests consistent with such final Safe Harbor guidance. The General Partner is authorized to take such actions as are necessary to achieve, under the Safe Harbor, the effect that the election and compliance with all requirements of the Safe Harbor referred to above would be intended to achieve under Proposed Treasury Regulation Section 1.83-3, including amending this Agreement.
Section 10.3    Tax Matters.
A.    Tax Matters Partner. For tax returns filed with respect to fiscal years beginning before December 31, 2017, this Section 10.3A shall apply, and references to Code sections in this Section 10.3A refer to the Code sections as in effect prior to such sections’ amendment by the Bipartisan Budget Act of 2015 (P.L. 114-74) (the “2015 Budget Act”).

(1)    The General Partner shall be the “tax matters partner” of the Partnership for federal income tax purposes.  Pursuant to Section 6230(e) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address and profit interest of the Special Limited Partner and each of the Limited Partners and Assignees; provided, however, that such information is provided to the Partnership by the Partners and Assignees.
(2)    The tax matters partner is authorized, but not required:
(a)    to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a “notice partner” (as defined in Section 6231 of the Code) or a member of a “notice group” (as defined in Section 6223(b)(2) of the Code);
(b)    in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership’s principal place of business is located;
(c)    to intervene in any action brought by any other Partner for judicial review of a final adjustment;
(d)    to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;
(e)    to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and
(f)    to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.
The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 shall be fully applicable to the tax matters partner in its capacity as such.

(3)    The tax matters partner shall receive no compensation for its services.  All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees) shall be borne by the Partnership.  Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.
B.    Partnership Representative. For tax returns filed with respect to fiscal years beginning after December 31, 2017, this Section 10.3B shall apply, and references to Code sections in this Section 10.3B refer to the Code sections as in effect after taking into account the amendments provided by the 2015 Budget Act. The General Partner shall take such reasonable actions as it believes will enhance the avoidance of the application to the Partnership of the provisions of Sections 6221 through 6241 of the Code. If, however, such provisions do apply to the Partnership, the General Partner shall also act as the “partnership representative” for purposes of said Sections 6221 through 6241 of the Code. Each Partner hereby consents to the General Partner serving as the partnership representative and agrees upon request of the General Partner to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such further documents as may be necessary or appropriate to evidence such consent. The partnership representative will be authorized to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to (i) sign consents, enter into settlement and other agreements with such authorities with respect to any such examinations or proceedings and (ii) expend the Partnership’s funds for professional services incurred in connection therewith. In such event, the partnership representative shall duly and timely elect under Section 6226 of the Code to require each Person who was a Partner during the taxable year of Partnership that was audited to personally bear any tax, interest and penalty resulting from adjustments based on such audit and shall notify each such Person (and the Internal Revenue Service) of their share of such audit adjustments and, if for any reason, the Partnership is liable for a tax, interest, addition to tax or penalty as a result of such an audit, each Person who was a Partner during the taxable year of the Partnership that was audited, even if such Person is no longer a Partner (unless a Substituted Limited Partner has agreed to bear such liability in an appropriate document evidencing a transfer), shall pay to the Partnership an amount equal to such Person’s proportionate share of such liability, as determined by the General Partner, based on the amount each such Person should have borne (computed at the tax rate used to compute the Partnership’s liability) had the Partnership’s tax return for such taxable year reflected the audit adjustment, and the expense for the Partnership’s payment of such tax, interest, addition to tax and penalty shall be specially allocated to such Persons (or their successors) in such proportions.
Section 10.4    Organizational Expenses.
The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership as provided in Section 709 of the Code.
Section 10.5    Withholding.
The Special Limited Partner and each Limited Partner hereby authorize the Partnership to withhold from or pay on behalf of or with respect to such Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445 or 1446 of the Code.  Any amount paid on behalf of or with respect to the Special Limited Partner or a Limited Partner shall constitute a receivable of the Partnership from such Partner, which receivable shall be paid by such Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Partner.  Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Partner.  The Special Limited Partner and each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Partner’s Partnership Interest to secure such Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5.  Any amounts payable by the Special Limited Partner or a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus two percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full.  The Special Limited Partner and each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.
ARTICLE 11

TRANSFERS AND WITHDRAWALS
Section 11.1    Transfer.
A.    The term “transfer”, when used in this Article 11 with respect to a Partnership Interest, shall be deemed to refer to a transaction by which a Partner purports to assign its Partnership Interest to another Person and includes a sale, assignment, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.  The term “transfer” when used in this Article 11 does not include any Redemption or exchange for REIT Shares pursuant to Section 8.6, except as otherwise provided herein.  No part of the interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement or consented to by the General Partner and the Special Limited Partner.
B.    No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11.  Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void ab initio unless otherwise consented to by the General Partner and the Special Limited Partner in their sole and absolute discretion.
Section 11.2    Transfer of the Partnership Interest of the General Partner and the Special Limited Partner.
A.    The General Partner may not Transfer any of its General Partner Interest or withdraw as General Partner, or Transfer any of its Limited Partner Interest, except (i) if holders of at least two-thirds of the Limited Partner Interests consent to such Transfer or withdrawal; (ii) if such Transfer is to an entity which is wholly owned by the General Partner and is a Qualified REIT Subsidiary; or (iii) in connection with a transaction described in Section 11.2C or 11.2D (as applicable).
B.    In the event the General Partner withdraws as general partner of the Partnership in accordance with Section 11.2A, the General Partner’s General Partner Interest shall immediately be converted into a Limited Partner Interest.

C.    Except as otherwise provided in Section 11.2D, the General Partner shall not engage in any merger, consolidation or other combination of the General Partner with or into another Person (other than a merger in which the General Partner is the surviving entity) or sale of all or substantially all of its assets, or any reclassification, or any recapitalization of outstanding REIT Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination of REIT Stock) (a “Transaction”), unless in connection with the Transaction all Limited Partners will either receive, or will have the right to elect to receive, for each OP Unit an amount of cash, securities, or other property equal to the amount of cash, securities or other property or value paid in the Transaction to or received by a holder of one REIT Share corresponding to such OP Unit in consideration of one REIT Share (subject to any adjustments set forth in the definition of the “REIT Shares Amount” as determined by the General Partner) at any time during the period from and after the date on which the Transaction is consummated; provided that if, in connection with the Transaction, a purchase, tender or exchange offer (“Offer”) shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Shares, each holder of OP Units shall be given the option to exchange its OP Units for the amount of cash, securities, or other property which a Limited Partner would have received had it (i) exercised its right of Redemption and (ii) sold, tendered or exchanged pursuant to the Offer the REIT Shares received upon exercise of the right of Redemption immediately prior to the expiration of the Offer.
The foregoing is not intended to, and does not, affect the ability of (i) a stockholder of the General Partner to sell its stock in the General Partner or (ii) the General Partner to perform its obligations (under agreement or otherwise) to such stockholders (including the fulfillment of any obligations with respect to registering the sale of stock under applicable securities laws).
D.    Notwithstanding Section 11.2C, the General Partner may merge into or consolidate with another entity if immediately after such merger or consolidation: (i) substantially all of the assets of the successor or surviving entity (the “Surviving General Partner”), other than OP Units held by the General Partner, are contributed to the Partnership as a Capital Contribution in exchange for OP Units with a fair market value equal to the value of the assets so contributed as determined by the Surviving General Partner in good faith and (ii) the Surviving General Partner expressly agrees to assume all obligations of the General Partner hereunder.
Upon such contribution and assumption, the Surviving General Partner shall have the right and duty to amend this Agreement as set forth in this Section 11.2D. The Surviving General Partner shall in good faith arrive at a new method for the calculation of the REIT Shares Amount for an OP Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares or options, warrants or other rights relating thereto, and which a holder of OP Units could have acquired had such OP Units been redeemed for REIT Shares immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for in the definition of REIT Shares Amount.
The above provisions of this Section 11.2D shall similarly apply to successive mergers or consolidations permitted hereunder.
E.    Notwithstanding any other provision of this Agreement, the Special Limited Partner shall not transfer all or any portion of its Partnership Interest to any transferee without the consent of the General Partner, which consent may be withheld in the sole and absolute discretion of the General Partner.

Notwithstanding the preceding sentence, however, the Special Limited Partner shall have the right, at any time, to transfer its Partnership Interest to the General Partner, an Affiliate of the General Partner, or an Affiliate of the Special Limited Partner.
Section 11.3    Limited Partners’ Rights to Transfer.
A.    Prior to the first anniversary of a Limited Partner’s acquisition of a Partnership Interest, no Limited Partner shall transfer all or any portion of its Partnership Interest to any transferee without the consent of the General Partner, which consent may be withheld in its sole and absolute discretion; provided, however, that any Limited Partner may, at any time, without the consent of the General Partner, (i) transfer all or any portion of its Partnership Interest to the General Partner, (ii) transfer all or any portion of its Partnership Interest to an Affiliate, another original Limited Partner or to an Immediate Family Member, subject to the provisions of Section 11.6, (iii) transfer all or any portion of its Partnership Interest to a trust for the benefit of a charitable beneficiary or to a charitable foundation, subject to the provisions of Section 11.6, and (iv) subject to the provisions of Section 11.6, pledge (a “Pledge”) all or any portion of its Partnership Interest to a lending institution, which is not an Affiliate of such Limited Partner, as collateral or security for a bona fide loan or other extension of credit, and transfer such pledged Partnership Interest to such lending institution in connection with the exercise of remedies under such loan or extension or credit, and the transfer of such pledged Partnership Interest by the lender to any transferee.  Each Limited Partner or Assignee (resulting from a transfer made pursuant to clauses (i)-(iv) of the proviso of the preceding sentence) shall have the right to transfer all or any portion of its Partnership Interest, subject to the provisions of Section 11.6 and the satisfaction of each of the following conditions (in addition to the right of each such Limited Partner or Assignee to continue to make any such transfer permitted by clauses (i)-(iv) of such proviso without satisfying either of the following conditions):
(1)    General Partner Right of First Refusal.  The transferring Partner shall give written notice of the proposed transfer to the General Partner, which notice shall state (i) the identity of the proposed transferee, and (ii) the amount and type of consideration proposed to be received for the transferred OP Units.  The General Partner shall have ten (10) Business Days upon which to give the transferring Partner notice of its election to acquire the OP Units on the proposed terms.  If it so elects, it shall purchase the OP Units on such terms within ten (10) Business Days after giving notice of such election.  If it does not so elect, the transferring Partner may transfer such OP Units to a third party, on economic terms no more favorable to the transferee than the proposed terms, subject to the other conditions of this Section 11.3.
(2)    Qualified Transferee.  Any transfer of a Partnership Interest shall be made only to Qualified Transferees.  It is a condition to any transfer otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such transferred Partnership Interest and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its reasonable discretion.  Notwithstanding the foregoing, any transferee of any transferred Partnership Interest shall be subject to any and all ownership limitations contained in the Charter, which may limit or restrict such transferee’s ability to exercise its Redemption rights, and to the representations in Section 3.4.D.  Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder.  Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5.

B.    If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator, or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership.  The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.
C.    The General Partner may prohibit any transfer otherwise permitted under Section 11.3 by a Limited Partner of his or her OP Units if, in the opinion of legal counsel to the Partnership, such transfer would require the filing of a registration statement under the Securities Act by the Partnership or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Unit.
Section 11.4    Substituted Limited Partners.
A.    No Limited Partner shall have the right to substitute a transferee as a Limited Partner in his or her place (including any transferee permitted by Section 11.3).  The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion.  The General Partner’s failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action, whether at law or in equity, against the Partnership or any Partner.
B.    A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.  The admission of any transferee as a Substituted Limited Partner shall be subject to the transferee executing and delivering to the General Partner an acceptance of all of the terms and conditions of this Agreement (including without limitation, the provisions of Section 2.4 and such other documents or instruments as may be required to effect the admission), each in form and substance satisfactory to the General Partner) and the acknowledgment by such transferee that each of the representations and warranties set forth in Section 3.4 are true and correct with respect to such transferee as of the date of the transfer of the Partnership Interest to such transferee and will continue to be true to the extent required by such representations and warranties.
C.    Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of OP Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.
Section 11.5    Assignees.
If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 as a Substituted Limited Partner, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement.  An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Loss, gain and loss attributable to the OP Units assigned to such transferee, the rights to transfer the OP Units provided in this Article 11, the right of Redemption provided in Section 8.6, but shall not be deemed to be a holder of OP Units for any other purpose under this Agreement, and shall not be entitled to effect a Consent with respect to such OP Units on any matter presented to the Limited Partners for approval (such Consent remaining with the transferor

Limited Partner).  In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of OP Units.  Notwithstanding anything contained in this Agreement to the contrary, as a condition to becoming an Assignee, any prospective Assignee must first execute and deliver to the Partnership an acknowledgment that each of the representations and warranties set forth in Section 3.4 are true and correct with respect to such prospective Assignee as of the date of the prospective assignment of the Partnership Interest to such prospective Assignee and will continue to be true to the extent required by such representations or warranties.
Section 11.6    General Provisions.
A.    No Limited Partner may withdraw from the Partnership other than as a result of (i) a permitted transfer of all of such Limited Partner’s OP Units in accordance with this Article 11 and the transferee(s) of such Partnership Units being admitted to the Partnership as a Substituted Limited Partner or (ii) pursuant to the exercise of its right of Redemption of all of such Limited Partner’s OP Units under Section 8.6; provided that after such transfer, exchange or redemption such Limited Partner owns no Partnership Interest.
B.    Any Limited Partner who shall transfer all of such Limited Partner’s OP Units in a transfer permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Limited Partner or pursuant to the exercise of its rights of Redemption of all of such Limited Partner’s OP Units under Section 8.6 shall cease to be a Limited Partner; provided that after such transfer, exchange or redemption such Limited Partner owns no Partnership Interest.
C.    Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.
D.    If any Partnership Interest is transferred, assigned or redeemed during any quarterly segment of the Partnership’s Partnership Year in compliance with the provisions of this Article 11 or transferred or redeemed pursuant to Section 8.6, on any day other than the first day of a Partnership Year, then Net Income, Net Loss, each item thereof and all other items attributable to such Partnership Interest for such Partnership Year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the Partnership Year using a method selected by the General Partner that is in accordance with Section 706(d) of the Code.  Except as otherwise agreed by the General Partner, all distributions of Available Cash with respect to which the Partnership Record Date is before the date of such transfer, assignment, exchange or redemption shall be made to the transferor Partner, and all distributions of Available Cash thereafter, in the case of a transfer or assignment other than a redemption, shall be made to the transferee Partner.
E.    In addition to any other restrictions on transfer herein contained, including without limitation the provisions of this Article 11, in no event may any transfer or assignment of a Partnership Interest by any Partner (including pursuant to a Redemption or exchange for REIT Shares by the Partnership or the General Partner) be made (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, if in the opinion of legal counsel to the Partnership such transfer could cause a termination of the Partnership for federal or state income tax purposes (except as a result of the Redemption or exchange for REIT Shares of all Partnership Interests held by all Limited Partners or pursuant to a transaction expressly permitted under Section 11.2); (v) if in the opinion of counsel to the Partnership such transfer could cause the Partnership to cease to be classified as a partnership for federal income tax purposes (except as a result of the Redemption or exchange for REIT Shares of all Partnership Interests held by all Limited Partners); (vi) if such transfer could, in the opinion of counsel to the Partnership, cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(c) of the Code); (vii) if such transfer could, in the opinion of counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; (viii) if such transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (ix) except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, if such transfer (1) could be treated as effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code, (2) could cause the Partnership to become a “publicly traded partnership,” as such term is defined in Sections 469(k)(2) or 7704(b) of the Code, (3) could be in violation of Section 3.4.E(5), or (4) could cause the Partnership to fail one or more of the Section 7704 Safe Harbors (as defined below); (x) if such transfer subjects the Partnership to be regulated under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended; (xi) except with the consent of the General Partner, which may be given or withheld in its sole discretion, if the transferee or assignee of such Partnership Interest is unable to make the representations set forth in Section 3.4C; (xii) if such transfer is made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion; and provided, that, as a condition to granting such consent the lender may be required to enter into an arrangement with the Partnership and the General Partner to redeem or exchange for the REIT Shares Amount any OP Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code; or (xiii) if in the opinion of legal counsel for the Partnership such transfer could adversely affect the ability of the General Partner to continue to qualify as a REIT or, except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code.
F.    The General Partner shall monitor the transfers of interests in the Partnership (including any acquisition of OP Units by the Partnership or the General Partner) to determine (i) if such interests could be treated as being traded on an “established securities market” or a “secondary market” (or the substantial equivalent thereof), within the meaning of Section 7704 of the Code and (ii) whether such transfers of interests could result in the Partnership being unable to qualify for the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market” (or the substantial equivalent thereof), within the meaning of Section 7704 of the Code) (the “Section 7704 Safe Harbors”).  The General Partner shall have the authority (but shall not be required) to take any steps it determines are necessary or appropriate in its sole and absolute discretion to prevent any trading of interests which could cause the Partnership to become a “publicly traded partnership” within the meaning of Code Section 7704, or any recognition by the Partnership of such transfers, or to ensure that one or more of the Section 7704 Safe Harbors is met.

Section 11.7    Put Right of General Partner.
The General Partner shall have the right at any time (the “GP Put Right”) to require the Partnership to redeem any portion of the General Partner Interest for the purpose of providing the General Partner with sufficient funds to enable it to make redemptions of its stock.  The General Partner shall exercise the GP Put Right at any time by providing the Partnership with written notice of its desire to exercise the GP Put Right.  The purchase price to be paid by the Partnership for the portion of the General Partner Interest that the General Partner desires to be redeemed shall equal the fair market value of such portion as determined by Appraisal, and shall be paid in cash within one hundred twenty (120) days after the General Partner provides the written notice required under this Section 11.7.  In the event that the General Partner exercises the GP Put Right, the OP Units held by the General Partner shall be reduced as appropriate.
ARTICLE 12

ADMISSION OF PARTNERS
Section 12.1    Admission of Successor General Partner.
A successor to all of the General Partner’s General Partner Interest pursuant to Section 11.2 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer.  Any such transferee shall carry on the business of the Partnership without dissolution.  In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.  In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partner Interest for such Partnership Year shall be allocated between the transferring General Partner and such successor as provided in Article 11.
Section 12.2    Admission of Additional Limited Partners.
A.    After the admission to the Partnership of the initial Limited Partners on the date hereof, a Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner.
B.    Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole and absolute discretion.  The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the receipt of the Capital Contribution in respect of such Limited Partner and the consent of the General Partner to such admission.  If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Loss, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year using a method selected by the General Partner that is in accordance with Section 706(d) of the Code.  All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner (other than in its capacity as an Assignee) and, except as otherwise agreed to by the Additional Limited Partners and the General Partner, all distributions of Available Cash thereafter shall be made to all Partners and Assignees including such Additional Limited Partner.
Section 12.3    Amendment of Agreement and Certificate of Limited Partnership.
For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4.
ARTICLE 13

DISSOLUTION AND LIQUIDATION
Section 13.1    Dissolution.
The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement.  Upon the withdrawal of the General Partner, any successor General Partner (selected as described in Section 13.1B below) shall continue the business of the Partnership.  The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”):
A.    the expiration of its term as provided in Section 2.5;
B.    an event of withdrawal of the General Partner, as defined in the Act, unless, within ninety (90) days after the withdrawal, all of the remaining Partners agree in writing, in their sole and absolute discretion, to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute General Partner;
C.    subject to compliance with Section 11.2 an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion;
D.    entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;
E.    any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership;
F.    the Incapacity of the General Partner, unless all of the remaining Partners in their sole and absolute discretion agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such Incapacity, of a substitute General Partner;
G.    the redemption or exchange for REIT Shares of all Partnership Interests (other than those of the General Partner) pursuant to this Agreement; or

H.    a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.
Section 13.2    Winding Up.
A.    Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners.  No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs.  The General Partner (or, in the event there is no remaining General Partner, any Person elected by a Majority in Interest of the Limited Partners (the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the General Partner) shall be applied and distributed in the following order:
(1)    First, to the payment and discharge of all of the Partnership’s debts and liabilities to creditors other than the Partners;
(2)    Second, to the payment and discharge of all of the Partnership’s debts and liabilities to the General Partner;
(3)    Third, to the payment and discharge of all of the Partnership’s debts and liabilities to the other Partners; and
(4)    The balance, if any, to the General Partner, the Special Limited Partner and the Limited Partners in proportion to their positive Capital Account balances, determined after taking into account all Capital Account adjustments for all prior periods and the Partnership taxable year during which the liquidation occurs (other than those made as a result of the liquidating distribution set forth in this Section 13.2A(4)).
(5)    Notwithstanding the provisions of Section 13.2A which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2A, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation.  Any such distributions in-kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in-kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time.  The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

Section 13.3    Capital Contribution Obligation.
A.    If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for the taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit at any time shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever, except to the extent otherwise expressly agreed to by such Partner and the Partnership.
Section 13.4    Compliance with Timing Requirements of Regulations.
In the discretion of the Liquidator or the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 13 may be:
(1)    distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership.  The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the Liquidator or the General Partner, in the same proportions and the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or
(2)    withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided, that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and priority set forth in Section 13.2A as soon as practicable.
Section 13.5    Deemed Distribution and Recontribution.
Notwithstanding any other provision of this Article 13, in the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership’s property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged, and the Partnership’s affairs shall not be wound up.  Instead, the Partnership shall be deemed to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership.  Immediately thereafter, the Partnership shall be deemed to distribute interests in the new partnership to the General Partner and Limited Partners in proportion to their respective interests in the Partnership in liquidation of the Partnership.
Section 13.6    Rights of Limited Partners.
Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution and shall have no right or power to demand or receive property from the General Partner.  No Limited Partner shall have priority over any other Limited Partner as to the return of his Capital Contributions, distributions or allocations.
Section 13.7    Notice of Dissolution.
In the event a Liquidating Event occurs or an event occurs that would, but for provisions of Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the

Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the General Partner).
Section 13.8    Cancellation of Certificate of Limited Partnership.
Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions shall be cancelled and such other actions as may be necessary to terminate the Partnership shall be taken.
Section 13.9    Reasonable Time for Winding-Up.
A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.
Section 13.10    Waiver of Partition.
Each Partner hereby waives any right to partition of the Partnership property.
ARTICLE 14

AMENDMENT OF PARTNERSHIP AGREEMENT; CONSENTS
Section 14.1    Amendments.
A.    The actions requiring consent or approval of the Partners or of the Limited Partners pursuant to this Agreement, including Section 7.3, or otherwise pursuant to applicable law, are subject to the procedures in this Article 14.
B.    Amendments to this Agreement requiring the consent or approval of Limited Partners may be proposed by the General Partner or by Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests held by Limited Partners.  Following such proposal, the General Partner shall submit any proposed amendment to the Partners or to the Limited Partners, as applicable.  The General Partner shall seek the written consent of the Limited Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate.  For purposes of obtaining a written consent, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a consent which is consistent with the General Partner’s recommendation (if so recommended) with respect to the proposal; provided, that, an action shall become effective at such time as requisite consents are received even if prior to such specified time.
C.    No amendment to this Agreement that would adversely affect the rights and interests of the Special Limited Partner may be made without the prior written consent of the Special Limited Partner.

Section 14.2    Action by the Partners.
A.    Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests held by Limited Partners.  The notice shall state the nature of the business to be transacted.  Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting.  Partners may vote in person or by proxy at such meeting.  Whenever the vote or Consent of the Limited Partners or of the Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.1.
B.    Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by the percentage as is expressly required by this Agreement for the action in question.  Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the Percentage Interests of the Partners (expressly required by this Agreement).  Such consent shall be filed with the General Partner.  An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.
C.    Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting.  Every proxy must be signed by the Limited Partner or his attorney-in-fact.  No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the Limited Partner executing it.
D.    Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.
E.    On matters on which Limited Partners are entitled to vote, each Limited Partner shall have a vote equal to the number of OP Units held.
ARTICLE 15

GENERAL PROVISIONS
Section 15.1    Addresses and Notice.
Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address set forth in Exhibit A or such other address as the Partners shall notify the General Partner in writing.
Section 15.2    Titles and Captions.
All article or section titles or captions in this Agreement are for convenience only.  They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.  Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

Section 15.3    Pronouns and Plurals.
Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.
Section 15.4    Further Action.
The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.
Section 15.5    Binding Effect.
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
Section 15.6    Creditors.
Other than as expressly set forth herein with respect to Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.
Section 15.7    Waiver.
No failure or delay by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.
Section 15.8    Counterparts.
This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.  Each party shall become bound by this Agreement immediately upon affixing its signature hereto.
Section 15.9    Applicable Law.
This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.
Section 15.10    Invalidity of Provisions.
If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
Section 15.11    Entire Agreement.
This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

Section 15.12    No Rights as Stockholders.
Nothing contained in this Agreement shall be construed as conferring upon the holders of OP Units any rights whatsoever as stockholders of the General Partner, including without limitation any right to receive dividends or other distributions made to stockholders of the General Partner or to vote or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the General Partner or any other matter.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Agreement of Limited Partnership as of the date first written above.

GENERAL PARTNER: STEADFAST APARTMENT REIT III, INC., a Maryland corporation
By:	/s/ Ella S. Neyland
Name: Ella S. Neyland Title: President
SPECIAL LIMITED PARTNER: STEADFAST APARTMENT ADVISOR III, LLC., a Delaware limited liability company
By:	/s/ Kevin J. Keating
Name: Kevin J. Keating Title: Treasurer

Signature Page to Amended and Restated Agreement of Limited Partnership of
Steadfast Apartment REIT III Operating Partnership, L.P.

EXHIBIT A

PARTNERS, CAPITAL CONTRIBUTIONS, PERCENTAGE INTERESTS

Names and Addresses:	Capital Contribution	Class A OP Units	Class R OP Units	Class T OP Units	Percentage Interest
General Partner
Steadfast Apartment REIT III, Inc. 18100 Von Karman Avenue Suite 500 Irvine, California 92612					99.99%
Special Limited Partner
Steadfast Apartment Advisor III, LLC 18100 Von Karman Avenue Suite 500 Irvine, California 92612					0.01%
Limited Partners

Exhibit A - 1

EXHIBIT B
ALLOCATIONS

For purposes of this Exhibit B, the term “Partner” shall include the Special Limited Partner.

1.	Allocations.

(a)    Allocations of Net Income and Net Loss. Except as otherwise provided in this Agreement, after giving effect to the special allocations in subparagraph 1(c) and paragraph 2, but subject to subparagraph 1(d), Net Income, Net Loss and, to the extent necessary, individual items of income, gain, loss or deduction, of the Partnership for each fiscal year or other applicable period of the Partnership shall be allocated among the General Partner and Limited Partners in accordance with their respective Percentage Interests.
(b)    Allocations of Net Property Gain and Net Property Loss. Except as otherwise provided in this Agreement, after giving effect to the special allocations in subparagraphs 1(c) and paragraph 2, but subject to subparagraph 1(d), Net Property Gain, Net Property Loss and, to the extent necessary, individual items of income, gain, credit, loss and deduction comprising Net Property Gain and Net Property Loss of the Partnership for each fiscal year or other applicable period shall be allocated among the Partners in a manner determined in the reasonable discretion of the General Partner that will, as nearly as possible cause the Capital Account balance of each Partner at the end of such fiscal year or other applicable period to equal (i) the amount of the distributions that would be made to such Partner pursuant to Section 5.1B of the Agreement if the Partnership were dissolved, its affairs wound up and its assets were sold for cash equal to their Gross Asset Value, taking into account any adjustments thereto for such period, all Partnership liabilities were satisfied in full in cash according to their terms (limited with respect to each nonrecourse liability to the Gross Asset Value of the assets securing such liability), and Net Sale Proceeds (after satisfaction of such liabilities) were distributed in full in accordance with Section 5.1B to the Partners immediately after making such allocations, minus (ii) the sum of such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain and the amount, if any and without duplication, that the Partner would be obligated to contribute to the capital of the Partnership, all computed immediately prior to the hypothetical sale of assets.
(c)    Special Allocations Regarding the Special Limited Partner Interest. After giving effect to the special allocations in paragraph 2 but prior to any allocations under subparagraph 1(a) and 1(b), Net Property Gain and, to the extent necessary, individual items of income and gain comprising Net Property Gain of the Partnership, and Liquidating Gain shall be allocated to the Special Limited Partner until the Special Limited Partner has received aggregate allocations of income for all fiscal years equal to the aggregate amount of distributions the Special Limited Partner is entitled to receive or has received with respect to the Special Limited Partner Interest for such fiscal year and all prior fiscal years. Notwithstanding the foregoing, if the Special Limited Partner is entitled to receive distributions pursuant to the Partnership’s obligation to pay a Listing Amount, a Termination Amount, or an Investment Liquidity Amount, Liquidating Gain shall be allocated to the Special Limited Partner until the Special Limited Partner has received aggregate allocations sufficient to enable the Special Limited Partner to receive the aggregate amount of distributions the Special Limited Partner is entitled to receive based on such Listing Amount, Termination Amount, or Investment Liquidity Amount.
(d)    Special Allocation of Special Fees and other Class Specific Items. If the Partnership directly or on behalf of the General Partner incurs any Special Fees, such amounts shall be specially allocated among

Exhibit B - 1

the Partnership Units to correspond with their appropriate share of such expenses. To the extent that any other items of income, gain, loss or deduction of the General Partner are allocable to a specific class or series of REIT Shares as provided in the General Partner’s Registration Statement, such items, or an amount equal thereto, shall be specially allocated to the class or series of Partnership Units corresponding to such class or series of REIT Shares.
2.Regulatory Allocations. Notwithstanding any provisions of paragraph 1 of this Exhibit B, the following special allocations shall be made.

(a)    Minimum Gain Chargeback (Nonrecourse Liabilities). Except as otherwise provided in Section 1.704-2(f) of the Regulations, if there is a net decrease in Partnership Minimum Gain for any Partnership fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain to the extent required by Section 1.704-2(f) of the Regulations. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f) and (i) of the Regulations. This subparagraph 2(a) is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this subparagraph 2(a) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.
(b)    Partner Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any fiscal year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner’s share of the net decrease in the Partner Nonrecourse Debt Minimum Gain to the extent and in the manner required by Section 1.704-2(i) of the Regulations. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and (j)(2) of the Regulations. This subparagraph 2(b) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this subparagraph 2(b) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.
(c)    Qualified Income Offset. If a Partner unexpectedly receives any adjustments, allocations or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations, and such Partner has an Adjusted Capital Account Deficit, items of Partnership income (including gross income) and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible as required by the Regulations. This subparagraph 2(c) is intended to constitute a “qualified income offset” under Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.
(d)    Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other applicable period shall be allocated to the Partners in accordance with their respective Percentage Interests.
(e)    Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any fiscal year or other applicable period with respect to a Partner Nonrecourse Debt shall be specially allocated to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt (as determined under Sections 1.704-2(b)(4) and 1.704-2(i)(1) of the Regulations).

Exhibit B - 2

(f)    Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any asset of the Partnership pursuant to Section 734(b) of the Code or Section 743(b) of the Code is required, pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated among the Partners in a manner consistent with the manner in which each of their respective Capital Accounts are required to be adjusted pursuant to such section of the Regulations.
(g)    Gross Income Allocation. If any Partner has an Adjusted Capital Account Deficit at the end of any fiscal year or other applicable period which is in excess of the amount such Partner is obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, such Partner shall be specially allocated items of Partnership income (including gross income) and gain in the amount of such excess as quickly as possible, provided, that an allocation pursuant to this subparagraph 2(g) shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit in excess of such amount after all other allocations provided for under this Agreement have been tentatively made as if subparagraph 2(c) and this subparagraph 2(g) were not in this Agreement.
3.Curative Allocations. The General Partner is authorized to offset all Regulatory Allocations either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this paragraph 3. Therefore, notwithstanding any other provision of this Exhibit B (other than the Regulatory Allocations and Tax Allocations), the General Partner shall make such offsetting allocations of Partnership income, gain, loss or deduction in whatever manner the General Partner determines appropriate so that, after such offsetting allocations are made, each Partner’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this Agreement.
4.Tax Allocations.
(a)    Items of Income or Loss. Except as is otherwise provided in this Exhibit B, an allocation of Partnership Net Income, Net Loss, Net Property Gain or Net Property Loss to a Partner shall be treated as an allocation to such Partner of the same share of each item of income, gain, loss, deduction and item of tax-exempt income or Section 705(a)(2)(B) expenditure (or item treated as such expenditure pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations) (“Tax Items”) that is taken into account in computing Net Income, Net Loss, Net Property Gain or Net Property Loss.
(b)    Section 1245/1250 Recapture. Subject to subparagraph 4(c) below, if any portion of gain from the sale of Partnership assets is treated as gain which is ordinary income by virtue of the application of Sections 1245 or 1250 of the Code (“Affected Gain”), then such Affected Gain shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated. This subparagraph 4(b) shall not alter the amount of Net Income or Net Property Gain (or items thereof) allocated among the Partners, but merely the character of such Net Income or Net Property Gain (or items thereof). For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income, Net Loss, Net Property Gain and Net Property Loss for such respective period.
(c)    Precontribution Gain, Revaluations. With respect to any Contributed Property, the Partnership shall use any permissible method contained in the Regulations promulgated under Section 704(c) of the Code selected by the General Partner, in its sole discretion, to take into account any variation

Exhibit B - 3

between the adjusted basis of such asset and the fair market value of such asset as of the time of the contribution (“Precontribution Gain”). Each Partner hereby agrees to report income, gain, loss and deduction on such Partner’s federal income tax return in a manner consistent with the method used by the Partnership. If any asset has a Gross Asset Value which is different from the Partnership’s adjusted basis for such asset for federal income tax purposes because the Partnership has revalued such asset pursuant to Section 1.704-1(b)(2)(iv)(f) of the Regulations, the allocations of Tax Items shall be made in accordance with the principles of Section 704(c) of the Code and the Regulations and the methods of allocation promulgated thereunder. The intent of this subparagraph 4(c) is that each Partner who contributed to the capital of the Partnership a Contributed Property will bear, through reduced allocations of depreciation, increased allocations of gain or other items, the tax detriments associated with any Precontribution Gain. This subparagraph 4(c) is to be interpreted consistently with such intent.
(d)    Excess Nonrecourse Liability Safe Harbor. Pursuant to Section 1.752-3(a)(3) of the Regulations, solely for purposes of determining each Partner’s proportionate share of the “excess nonrecourse liabilities” of the Partnership (as defined in Section 1.752-3(a)(3) of the Regulations), the Partners’ respective interests in Partnership profits shall be determined under any permissible method reasonably determined by the General Partner; provided, however, that each Partner who has contributed an asset to the Partnership shall be allocated, to the extent possible, a share of “excess nonrecourse liabilities” of the Partnership which results in such Partner being allocated nonrecourse liabilities in an amount which is at least equal to the amount of income pursuant to Section 704(c) of the Code and the Regulations promulgated thereunder (the “Liability Shortfall”). If there is an insufficient amount of nonrecourse liabilities to allocate to each Partner an amount of nonrecourse liabilities equal to the Liability Shortfall, then an amount of nonrecourse liabilities in proportion to, and to the extent of, the Liability Shortfall shall be allocated to each Partner.
(e)    References to Regulations. Any reference in this Exhibit B or the Agreement to a provision of proposed and/or temporary Regulations shall, if such provision is modified or renumbered, be deemed to refer to the successor provision as so modified or renumbered, but only to the extent such successor provision applies to the Partnership under the effective date rules applicable to such successor provision.)
(f)    Successor Partners. For purposes of this Exhibit B , a transferee of a Partnership Interest shall be deemed to have been allocated the Net Income, Net Loss, Net Property Gain, Net Property Loss and other items of Partnership income, gain, loss, deduction and credit allocable to the transferred Partnership Interest that previously have been allocated to the transferor Partner pursuant to this Agreement.

Exhibit B - 4

EXHIBIT C

NOTICE OF REDEMPTION

The undersigned hereby irrevocably (i) transfers ____________ [Class A][Class R][Class T] OP Units in Steadfast Apartment REIT III Operating Partnership, L.P. in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of Steadfast Apartment REIT III Operating Partnership, L.P. and the rights of Redemption referred to therein, (ii) surrenders such Class A][Class R][Class T] OP Units and all right, title and interest therein, and (iii) directs that the cash (or, if applicable, REIT Shares of the corresponding Class of OP Units being redeemed) deliverable upon Redemption or exchange be delivered to the address specified below within ten (10) days of the receipt of this Notice of Redemption, and if applicable, that such REIT Shares of the corresponding Class of OP Units being redeemed be registered or placed in the name(s) and at the address(es) specified below.

Dated:	__________________________________
Name of Partner:

_________________________________________
(Signature of Partner)

_________________________________________
(Street Address)

_________________________________________
(City, State, Zip Code)

 Issue REIT Shares of the corresponding Class of OP Units being redeemed to:
 Please insert social security or identifying number:
 Name:

Exhibit C - 1

EXHIBIT D

FORM OF [CLASS A][CLASS R][CLASS T] OP UNIT CERTIFICATE

CERTIFICATE FOR OP UNITS OF
STEADFAST APARTMENT REIT III OPERATING PARTNERSHIP, L.P.

No. _______________	_________ UNITS
Steadfast Apartment REIT III, Inc., as the General Partner of Steadfast Apartment REIT III Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), hereby certifies that ____________________ is a Limited Partner of the Operating Partnership whose Partnership Interests therein, as set forth in the Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated ___________, 201____, as amended (the “Partnership Agreement”), under which the Operating Partnership is existing (copies of which are on file at the Operating Partnership’s principal office at 18100 Von Karman Avenue, Suite 500, Irvine, California 92612), represent _______ [Class A][Class R][Class T] OP Units in the Operating Partnership.

THE UNITS REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE PARTNERSHIP AGREEMENT, AS IT MAY BE AMENDED FROM TIME TO TIME (A COPY OF WHICH IS ON FILE WITH THE OPERATING PARTNERSHIP).  EXCEPT AS OTHERWISE PROVIDED IN THE PARTNERSHIP AGREEMENT, THE UNITS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE GENERAL PARTNER AN OPINION OF COUNSEL SATISFACTORY TO THE GENERAL PARTNER, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.  THIS CERTIFICATE EVIDENCES AN INTEREST IN THE OPERATING PARTNERSHIP AND SHALL BE A SECURITY GOVERNED BY ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF DELAWARE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OTHER APPLICABLE JURISDICTION.

Exhibit D - 1